UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

SANDISK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANDISK CORPORATION

601 McCarthy Boulevard

Milpitas, California 95035

April 25, 2011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 7, 2011

To Our Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of SanDisk Corporation, a Delaware corporation (the “Company”), to be held on June 7, 2011 at 8:00 a.m., local time, at the Company’s headquarters, 601 McCarthy Boulevard, Milpitas, California 95035, for the following purposes:

1. To elect eight Directors of the Company (“Directors”) to serve on the Company’s Board of Directors for the ensuing year and until their respective successors are duly elected and qualified. The nominees are Kevin DeNuccio, Irwin Federman, Steven J. Gomo, Eddy W. Hartenstein, Dr. Chenming Hu, Catherine P. Lego, Michael E. Marks and Sanjay Mehrotra.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012.

3. To approve amendments to the Company’s 2005 Incentive Plan.

4. To approve amendments to the Company’s 2005 Employee Stock Purchase Plans.

5. To approve an advisory resolution on Named Executive Officer compensation.

6. To conduct an advisory vote on the frequency of future advisory votes on Named Executive Officer compensation.

7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Company’s Board of Directors recommends that you vote (1) “FOR” each of the Director nominees listed above, (2) “FOR” ratification of the appointment of Ernst & Young LLP, (3) “FOR” approval of the amendments to the Company’s 2005 Incentive Plan, (4) “FOR” approval of the amendments to the Company’s 2005 Employee Stock Purchase Plans, (5) “FOR” approval of the advisory resolution on Named Executive Officer compensation and (6) to conduct future advisory votes on Named Executive Officer compensation “EVERY YEAR.”

Only stockholders of record at the close of business on April 11, 2011 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Regardless of whether you plan to attend the Annual Meeting, please vote your shares as soon as possible so that your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.

We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

Michael E. Marks

Chairman of the Board, Director

Milpitas, California

April 25, 2011

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF

PROXY MATERIALS AND ANNUAL REPORT

The Company’s proxy materials and the Annual Report on Form 10-K are available at www.sandisk.com/IR.

PROXY STATEMENT	1
General	1
Important Notice Regarding Internet Availability of Proxy Materials and Annual Report	1
Voting Rights	1
Stockholders Sharing the Same Last Name and Address	3
Revocability of Proxies	3
Solicitation of Proxies	3
Stockholder Proposals to be Presented at the 2012 Annual Meeting	3
PROPOSAL NO. 1—ELECTION OF DIRECTORS	4
Business Experience and Qualifications of Nominees for Election as Directors	4
Board Governance	7
Board Leadership Structure and Risk Oversight	12
Consideration of Director Nominees	12
Director Compensation Table—Fiscal 2010	14
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
PROPOSAL NO. 3—APPROVAL OF AMENDMENTS TO THE SANDISK CORPORATION 2005 INCENTIVE PLAN	20
PROPOSAL NO. 4—APPROVAL OF AMENDMENTS TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE SANDISK CORPORATION 2005 EMPLOYEE STOCK PURCHASE PLANS	33
PROPOSAL NO. 5—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION OF SANDISK CORPORATION “SAY ON PAY”	38
PROPOSAL NO. 6—ADVISORY VOTE ON FREQUENCY OF “SAY ON PAY” VOTE	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934	44
FORM 10-K	45
AUDIT COMMITTEE REPORT	46
COMPENSATION DISCUSSION AND ANALYSIS	47
Executive Summary	47
Executive Compensation Program Objectives and Overview	49
Current Executive Compensation Program Elements	51
Stock Ownership Guidelines	57
Section 162(m) Policy	57
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	58
SUMMARY COMPENSATION TABLE—FISCAL 2008-2010	59
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010	62
OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END	65
OPTIONS EXERCISES AND STOCK VESTED IN FISCAL 2010	67
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	68
CERTAIN TRANSACTIONS AND RELATIONSHIPS	70
OTHER BUSINESS	71
ANNEX A—PROPOSED AMENDED 2005 INCENTIVE PLAN	A-1
ANNEX B—PROPOSED AMENDED 2005 EMPLOYEE STOCK PURCHASE PLAN AND 2005 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN	B-1

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

SANDISK CORPORATION

TO BE HELD JUNE 7, 2011

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of SanDisk Corporation, a Delaware corporation (the “Company,” “SanDisk,” “we” or “our”), of proxies to be voted at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 7, 2011, or at any adjournment or postponement thereof, for the purposes described herein. Stockholders of record at the close of business on April 11, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 8:00 a.m., local time, at the Company’s headquarters, 601 McCarthy Blvd., Milpitas, California 95035.

These materials were made available to stockholders entitled to vote at the Annual Meeting on or about April 25, 2011.

Important Notice Regarding Internet Availability of

Proxy Materials and Annual Report

Pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), the Company is furnishing its proxy materials and the Company’s Annual Report on Form 10-K (the “Proxy Materials”) primarily via the Internet. Accordingly, the Company began sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders of record and beneficial owners on or about April 25, 2011. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice or request to receive a printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive the Proxy Materials in printed form by mail, or electronically by email, on an ongoing basis.

Choosing to receive the future Proxy Materials electronically saves the Company the cost of printing and mailing documents to its stockholders, expedites receipt of the materials and conserves natural resources. If a stockholder chooses to receive future Proxy Materials electronically, the stockholder will receive an email for future proxy material distributions with instructions containing a link to those materials and a link to the proxy voting site. Any stockholder’s election to receive the Proxy Materials electronically will remain in effect until such stockholder terminates the request.

The Proxy Materials are also available at the Company’s website at www.sandisk.com/IR. In addition, the Company will provide copies of any of the Proxy Materials free of charge to any stockholder who requests copies by calling 1-800-579-1639 or by sending an e-mail with the 12-Digit Control Number in the subject line to sendmaterial@proxyvote.com.

Voting Rights

At the Record Date, approximately 238,371,732 shares of the Company’s common stock (the “Common Stock”) were outstanding and entitled to vote at the Annual Meeting. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

In addition to voting in person at the Annual Meeting, stockholders may vote by proxy as follows:

Internet. A stockholder can submit a proxy over the Internet by following the instructions provided in the Notice or on the separate proxy card.

Telephone. A stockholder can submit a proxy over the telephone by following the instructions provided in the Notice or on the separate proxy card.

Mail. A stockholder that received a printed set of the Proxy Materials can submit a proxy by mail by completing, signing and returning the separate proxy card in the prepaid and addressed envelope included with the Proxy Materials.

Stockholders are urged to specify their choices on the proxy they submit by Internet, telephone or mail. If you submit a proxy, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted as the Board recommends on each proposal and the persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. Stockholder votes will be tabulated by a representative of Broadridge Financial Solutions, Inc.

Each share of the Common Stock outstanding on the Record Date is entitled to one vote on each of the eight director nominees and one vote on each other matter. To be elected, Directors must receive a majority of the votes cast with respect to such Director (e.g., the number of shares voted FOR a Director nominee must exceed the number of votes cast AGAINST that nominee). Under the Company’s Corporate Governance Principles, each Director nominee submits, in advance of the Annual Meeting, an irrevocable resignation that will become effective if (i) a majority of the votes cast in the election are voted AGAINST the Director nominee and (ii) the Board accepts the tendered resignation. The Company’s Nominating and Governance Committee considers the resignation and makes a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will consider and act on the Nominating and Governance Committee’s recommendation within 90 days from the date that the election results were certified and will disclose its action publicly within four business days of the decision.

With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, the approval of the amendments to the Company’s 2005 Incentive Plan, the approval of the amendments to the 2005 Employee Stock Purchase Plans and the approval of the advisory resolution on Named Executive Officer compensation, you may vote FOR, AGAINST or ABSTAIN with respect to each proposal. In order to be approved, each of these proposals requires the affirmative FOR vote of a majority of the votes cast. Any ABSTAIN vote will have the same effect as a vote AGAINST the matter. With respect to the advisory vote on the frequency of future advisory votes on Named Executive Officer compensation, you may vote FOR every year, FOR every two years, FOR every three years, or ABSTAIN. The alternative receiving the greatest number of votes—every year, every two years or every three years—will be the frequency that stockholders select.

A broker or nominee is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker is not entitled to vote shares held for a beneficial holder on non-routine items considered at the Annual Meeting, such as the election of Directors, the approval of the amendments to the Company’s 2005 Incentive Plan, the approval of the amendments to the Company’s 2005 Employee Stock Purchase Plans, the approval of the advisory resolution on Named Executive Officer compensation and the advisory vote on the frequency of future advisory votes on Named Executive Officer compensation. Consequently, if you do not give your broker specific instructions, your shares may not be voted on the non-routine matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. Please instruct your bank or broker so your vote can be counted on all proposals.

Stockholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Common Stock but who share the same address, the Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of the Company’s Notice of Internet Availability of Proxy Materials and the Proxy Materials that are delivered until such time as one or more of these stockholders notifies the Company otherwise.

Stockholders who receive a single set of Proxy Materials as a result of householding, and wish to have separate copies of the Notice of Internet Availability of Proxy Materials or the Proxy Materials may submit a request to the Company’s Investor Relations department at 601 McCarthy Blvd., Milpitas, California 95035 or call the Company’s Investor Relations department at (408) 801-1000, and the Company will promptly comply with such request. Stockholders may contact the Company’s Investor Relations representative at the phone number above if it receives multiple copies of the Proxy Materials and would prefer to receive a single copy in the future.

Revocability of Proxies

Any person giving a proxy has the power to revoke it at any time before the proxy holder’s exercise. Record holders may revoke their proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If your shares of Common Stock are held in street name, contact your broker or nominee for specific instructions on revoking your vote.

Solicitation of Proxies

The Board of Directors is soliciting proxies for the Annual Meeting. The Company will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for the costs they incur to forward the solicitation material to such beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, facsimile, or other means by Directors, officers or employees of the Company. No additional compensation will be paid to these individuals for these services. The Company will enlist the help of banks and brokerage firms in soliciting proxies from their customers and reimburse the banks and brokerage firms for related out-of-pocket expenses.

Stockholder Proposals to be Presented at the 2012 Annual Meeting

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2012 Annual Meeting must be received by the Company no later than December 27, 2011 in order that they may be included in the proxy statement and form of proxy relating to that meeting. If the proposal is not to be included in the proxy statement, a stockholders’ notice of proposal must be received within the period set forth in, and with such information required by, the Company’s bylaws.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of nine members. All current Directors, except Dr. Meindl, are standing for re-election. Each of the eight nominees was elected to the Board of Directors by the stockholders at the 2010 Annual Meeting, except Mr. Mehrotra who was appointed to the Board effective July 21, 2010. The Board has determined that each of the nominees listed below, other than Mr. Mehrotra, is independent as defined under SEC rules and the listing standards of the NASDAQ Global Market (“NASDAQ”). The Board also determined that Dr. Meindl, who is not standing for re-election, is independent. There are no family relationships between any executive officer and any Director nominee. Directors elected to the Board of Directors will serve for the ensuing year and until their respective successors are duly elected and qualified. Each nominee has been recommended for nomination by the Nominating and Governance Committee and has been nominated by the Board of Directors for election. In the event that any nominee is unavailable to serve, which is not anticipated, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the nominees named below. In accordance with the procedures described above under “Voting Rights,” a Director nominee must receive a majority of the votes cast with respect to his or her election to the Board. The proxies solicited by this Proxy Statement may not be voted for more than eight nominees.

Set forth below is information regarding the nominees to the Board of Directors as of February 25, 2011.

Name	Position(s) with the Company	Age	First Elected/Appointed as a Director
Michael E. Marks (2)(3)	Chairman of the Board and Director	60	2003
Irwin Federman (1)(2)	Vice Chairman of the Board and Lead Independent Director	75	1988
Kevin DeNuccio	Director	51	2009
Steven J. Gomo (1)	Director	58	2005
Eddy W. Hartenstein (3)	Director	60	2005
Dr. Chenming Hu (2)	Director	63	2009
Catherine P. Lego (1)(4)	Director	54	2004
Sanjay Mehrotra	Director	52	2011

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee.

(4)	Ms. Lego served as a Director of the Company from 1989 to 2002 and returned to the Board of Directors in May 2004.

Business Experience and Qualifications of Nominees for Election as Directors

Mr. DeNuccio has served as a Director of the Company since August 4, 2009. Mr. DeNuccio currently serves as Chief Executive Officer and a director of Metaswitch Networks, a provider of carrier systems and software solutions that enable communication networks to migrate to open, packet-based architectures. Prior to joining Metaswitch Networks in February 2010, Mr. DeNuccio served as Chief Executive Officer of Redback Networks Inc. from August 2001 to January 2008, during which time it was acquired by LM Ericsson and operated as a wholly-owned subsidiary. Redback Systems filed for Chapter 11 bankruptcy protection in 2003. Mr. DeNuccio continued to serve as a director of Redback Networks Inc. until December 2009. From 1995 to 2001, Mr. DeNuccio held a variety of positions at Cisco Systems, Inc. including Senior Vice President of

Worldwide Service Provider Operations from 1999 to 2001. Prior to Cisco Systems Inc., Mr. DeNuccio was the founder, President and CEO of Bell Atlantic Network Integration Inc., a wholly-owned subsidiary of Bell Atlantics (now Verizon Communications). Mr. DeNuccio also serves as a director of Catholic Charities and previously served as a director of JDS Uniphase Corporation. Mr. DeNuccio has a B.A. in finance from Northeastern University and an M.B.A. from Columbia University. Mr. DeNuccio has been a senior executive at many companies in the consumer electronics industry and he brings significant senior leadership, management, operational and technological expertise to the Board. The Board values Mr. DeNuccio’s experience serving in leadership roles, including as chief executive officer of publicly-held technology companies.

Mr. Federman has served as a Director of the Company since September 1988. Mr. Federman has been a general partner in U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Federman was President and Chief Executive Officer of Monolithic Memories, Inc., a semiconductor company, from 1978 to 1987. Prior to serving as President and Chief Executive Officer, Mr. Federman was the Chief Financial Officer of Monolithic Memories, Inc. Mr. Federman also serves as a director for Check Point Software Technologies Ltd., a security software company, Mellanox Technologies, Ltd., a semiconductor company, and various private corporations and charitable trusts. Previously, Mr. Federman served as a director of Centillium Communications, Inc., a developer and supplier of communications integrated circuits, and Nuance Communications, Inc., a speech recognition software company. Mr. Federman holds a B.S. in Economics from Brooklyn College and was awarded an Honorary Doctorate of Engineering from Santa Clara University. Mr. Federman has served in many senior leadership roles in the semiconductor industry over his career. The Board values Mr. Federman’s experience serving as the chief executive officer and chief financial officer of a large, complex, publicly-held technology company. Mr. Federman’s private equity experience is important to the Board’s understanding of business development, financing, strategic alternatives and industry trends. The Board also values Mr. Federman’s significant experience, expertise and background in financial and accounting matters, including in the technology industry.

Mr. Gomo has served as a Director of the Company since December 2005. Mr. Gomo serves as Executive Vice President, Finance and Chief Financial Officer of NetApp, Inc., a storage and data management company. Prior to joining NetApp, Inc., in August 2002, Mr. Gomo served as Chief Financial Officer of Gemplus International S.A. from November 2000 to April 2002, as Chief Financial Officer of Asera, Inc. from February 2000 to November 2000, and as Chief Financial Officer of Silicon Graphics, Inc. from February 1998 to February 2000. Previously, Mr. Gomo spent 24 years at Hewlett-Packard Company serving in various positions including finance, financial management, manufacturing and general management. Mr. Gomo previously served as a director and member of the Audit Committee of Macromedia, Inc. from April 2004 to December 2005. Mr. Gomo holds a B.S. in Business Administration from Oregon State University and an M.B.A. from Santa Clara University. Mr. Gomo’s current service as Chief Financial Officer of NetApp, Inc., as well as various senior finance roles with other companies in the technology industry provides him valuable insight into the Company’s business. The Board also values Mr. Gomo’s significant experience, expertise and background in financial and accounting matters in the technology industry.

Mr. Hartenstein has served as a Director of the Company since November 2005. Mr. Hartenstein has served as publisher and Chief Executive Officer of the Los Angeles Times Media Group (“LATMG”), a print and online media company that publishes the Los Angeles Times among other publications and websites, since August 2008 and Co-President of LATMG’s parent entity, Tribune Company, since November 2010. Prior to joining the LATMG, Mr. Hartenstein served as Chairman, President and Chief Executive Officer of HD Partners Acquisition Corporation, a corporation formed to acquire assets or an operating business in the media, entertainment or telecommunication industries, from its formation in December 2005 through February 2008. Previously, Mr. Hartenstein served as Chairman and Chief Executive Officer of DIRECTV, Inc., a television service provider, from its inception in 1990 through 2003, when News Corporation purchased a controlling interest in the company. He continued as vice chairman of The DIRECTV Group through 2004 when he retired. Mr. Hartenstein is a member of the National Academy of Engineering, was inducted into the Broadcasting and Cable Hall of Fame in 2002, and received an Emmy for lifetime achievement from the National Academy of

Television Arts and Sciences in 2007. Mr. Hartenstein also serves as the non-executive chairman of SIRIUS-XM Satellite Radio Holdings Inc., and as a director of Broadcom Corporation and the City of Hope. Mr. Hartenstein previously served as a director of Thomson, S.A. (Thomson Multimedia). Mr. Hartenstein received a B.S. in Aerospace Engineering and Mathematics from California State Polytechnic University, Pomona, and he received an M.S. in Applied Mechanics from the California Institute of Technology. Mr. Hartenstein has experience in media relations and the communications industry and the Board benefits from his deep experience in the distribution of media content through a variety of channels. He also brings significant senior leadership, technological and industry expertise to the Board. Mr. Hartenstein’s experience as a director of other public companies provides insights with regard to the operation of a Board and its role in overseeing the Company. The Board also values Mr. Hartenstein’s previous experience serving as chief executive officer of large, complex, publicly-held technology companies.

Dr. Hu has served as a Director of the Company since August 4, 2009. Since 2001, Dr. Hu has served as the TSMC Distinguished Chair Professor of Microelectronics in Electrical Engineering and Computer Sciences at University of California, Berkeley, where he has been a professor since 1976. From 2001 until 2004, Dr. Hu was the Chief Technology Officer at Taiwan Semiconductor Manufacturing Company. Dr. Hu also serves on the board of Inphi Corporation and served on the boards of MoSys, Inc. and Formfactor, Inc. and was the founding board chairman of Celestry Design Solutions. Dr. Hu is a member of the U.S. National Academy of Engineering, the Chinese Academy of Sciences and Academia Sinica. Dr. Hu received his B.S. degree from National Taiwan University and M.S. and Ph.D. degrees from University of California, Berkeley, all in electrical engineering. Dr. Hu has experience and expertise in the technologies used and supported by the Company, which is useful in the Board’s understanding of the Company’s research and development efforts, competing technologies and the products and processes that the Company develops. Dr. Hu’s experience as an educator aids his ability to communicate and inform the Board about technology and industry developments and trends. The Board also benefits from Dr. Hu’s experience on the boards of other publicly traded technology companies.

Ms. Lego served as a Director of the Company from 1989 to 2002 and returned to the Board in May 2004. Ms. Lego was a General Partner of The Photonics Fund, an early stage venture fund focused on investing in components, modules and systems companies for the fiber optics telecommunications market from December 1999 to December 2009. She was a general partner at Oak Investment Partners from 1981 to 1992. Ms. Lego serves as a director and Chair of the Audit Committee for Lam Research Corporation, a provider of wafer fabrication equipment and services for the semiconductor industry. Ms. Lego served as a director and Chair of the Audit Committee for WJ Communications, Inc., a public semiconductor company in the wireless communications market, from October 2004 to May 2008. She also served as a director and chaired the Audit Committee of StrataLight Communication, Inc., a private company which sells optical transport equipment, from September 2007 to January 2009. In March 2011, Ms. Lego joined the board of Cosworth Group, a private United Kingdom-based precision engineering products and services company. Ms. Lego received a B.A. from Williams College and an M.S. in Accounting from the New York University Graduate School of Business. She has previously practiced as a Certified Public Accountant with Coopers and Lybrand. Ms. Lego’s financial expertise, leadership skills and experience as a director of other public companies are valuable to the Board’s operations. The Board values Ms. Lego’s significant experience, expertise and background in financial and accounting matters, including in the technology industry. Ms. Lego’s venture capital experience aids the Board’s understanding of business development, financing, strategic alternatives and industry trends.

Mr. Marks has served as a Director of the Company since August 2003 and as Chairman of the Board since January 2011. Since March 2007, Mr. Marks has managed a private equity fund called Riverwood Capital, LLC (formerly Bigwood Capital), which invests in rapidly growing private companies in North America and emerging markets. From August to November 2007, Mr. Marks held the position of interim Chief Executive Officer at Tesla Motors, Inc., a company producing electric sports cars. Prior to Riverwood Capital, LLC, Mr. Marks was a senior adviser of Kohlberg Kravis Roberts & Co., a private equity firm, from January 2007 to March 2007. From January 2006 until January 2007, Mr. Marks was a member of Kohlberg Kravis Roberts & Co. From January 1994 to January 2006, Mr. Marks served as the Chief Executive Officer of Flextronics, Inc., a leading producer of advanced electronic manufacturing services. Mr. Marks served as a director of Flextronics, Inc. from 1991 to January 2008. He was appointed Chairman of the Board of Flextronics, Inc. effective upon his retirement as Chief Executive Officer on January 1, 2006 until his retirement from the Board of Flextronics, Inc. in January 2008. He previously served as Chairman of the Board of Flextronics from 1993 to January 2003. Mr. Marks also serves as a director of Schlumberger Limited, an oil services company, several private boards, National Parks Conservation Association and The V Foundation for Cancer Research. Mr. Marks also previously served as a director of Calix Networks, Inc., a leading provider in North America of broadband communications access systems and software for copper- and fiber-based network architectures, Sun Microsystems, Inc., a provider of enterprise computing systems, software and services, and Crocs, Inc., a designer, manufacturer and marketer of footwear for men, women and children. Mr. Marks received a B.A. and an M.A. from Oberlin College and an M.B.A. from Harvard Business School. Mr. Marks has experience serving as chief executive officer of large, complex, publicly-held technology companies, which is valuable to the Board. The Board also values Mr. Marks’ significant experience, expertise and background in financial and accounting matters, including in the technology industry. Mr. Marks’ private equity experience adds value to the Board’s understanding of business development, financing, strategic alternatives and industry trends. Mr. Marks’ experience as a director for other public companies provides valuable insights with regard to the operation of a Board and its role in overseeing the Company.

Mr. Mehrotra co-founded the Company in 1988 and became President and Chief Executive Officer effective January 2011. He was appointed to the Company’s Board in July 2010. Mr. Mehrotra has previously served in various executive roles for the Company, including as the Company’s President and Chief Operating Officer, Executive Vice President and Chief Operating Officer, Senior Vice President of Product Development, Vice President of Product Development, and Director of Design Engineering. Mr. Mehrotra has more than 30 years of experience in the non-volatile semiconductor memory industry including engineering and management positions at the Company, Integrated Device Technology, Inc., SEEQ Technology, Inc., Intel Corporation and Atmel Corporation. Mr. Mehrotra earned B.S. and M.S. degrees in Electrical Engineering and Computer Sciences from the University of California, Berkeley. He also holds several patents and has published articles in the area of non-volatile memory design and flash memory systems. Mr. Mehrotra currently serves on the board of directors of Cavium Networks, the Engineering Advisory Board of the University of California, Berkeley and the Stanford Graduate School of Business Advisory Council. Mr. Mehrotra, as the co-founder and current Chief Executive Officer of SanDisk, offers a unique perspective on the Company’s operations and industry. He brings significant senior leadership, technological and industry expertise to the Board. The Board values Mr. Mehrotra’s experience with the Company as its co-founder and Chief Executive Officer, which gives the Board a detailed understanding of the Company’s business and operations.

Board Governance

The Board of Directors held 11 meetings during fiscal 2010. During fiscal 2010, each member of the Board of Directors attended or participated in seventy-five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year or the portion thereof following such person’s appointment to the Board and (ii) the total number of meetings held by all committees on which such Director served during the fiscal year or the portion thereof following such person’s appointment to one or more of those committees. The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The charter for each committee is available at www.sandisk.com.

Communications with the Board

The Company encourages stockholder communications with its Board of Directors. Individuals may communicate with the Board by sending an email to the Board’s attention at: BOD@sandisk.com, or by writing to the following address: Board of Directors, c/o Investor Relations, SanDisk Corporation, 601 McCarthy Blvd.,

Milpitas, CA 95035. Communications that are intended specifically for non-management Directors should be sent to the attention of the Chair of the Nominating and Governance Committee. The Company will deliver correspondence to the Board unless the communication is unrelated to the Board’s duties, such as spam, junk mail, advertisements, mass mailings, solicitations, job inquiries or otherwise irrelevant communications to the Board.

Corporate Governance Principles

The Board has adopted a set of Corporate Governance Principles, which address important governance policies that assist the Board in following corporate practices that serve the best interests of the Company and its stockholders, including establishing the Board’s procedures for reviewing resignations submitted pursuant to the Company’s majority voting standard. Stockholders can access the Corporate Governance Principles on the website at www.sandisk.com. The Company will also provide copies of the Corporate Governance Principles free of charge to any stockholder who sends a written request to SanDisk Corporation, Investor Relations, 601 McCarthy Blvd., Milpitas, CA 95035.

Company Policy Regarding Board Member Attendance at Annual Meetings

The Company encourages each incumbent Director and each nominee to the Board to attend its Annual Meeting of Stockholders. All of the Director nominees who were serving as Directors at the time of the 2010 Annual Meeting attended that meeting.

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) held 13 meetings and did not act by unanimous written consent during fiscal 2010. The Audit Committee, which consists of Directors Federman, Gomo and Lego, oversees on behalf of the Board of Directors the integrity of the Company’s financial statements, the appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s compliance with legal and regulatory requirements and the performance of the Company’s internal accounting, audit and financial controls. The Audit Committee is authorized to conduct investigations, and to retain, at the expense of the Company, independent legal, accounting, or other professional consultants selected by the Audit Committee, for any matters relating to its purposes. The Board of Directors adopted a written charter for the Audit Committee, which was last reviewed and approved in March 2011. Stockholders can access the Audit Committee charter at www.sandisk.com. The Company will also provide copies of the Audit Committee charter free of charge to any stockholder who sends a written request to SanDisk Corporation, Investor Relations, 601 McCarthy Blvd., Milpitas, CA 95035. The Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined by the SEC. The Board of Directors has also determined that each member of the Audit Committee is an “independent director” as defined by NASDAQ regulations and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) held 8 meetings and did not act by unanimous written consent during fiscal 2010. The Compensation Committee, which consists of Directors Federman, Hu, Marks and Meindl, establishes the general compensation policies of the Company and reviews and approves compensation of the executive officers of the Company. Dr. Meindl will no longer serve on the Compensation Committee following his resignation from the Board as of the 2011 Annual Meeting. The Board of Directors adopted a charter for the Compensation Committee, which was last amended in March 2011. Stockholders can access the Compensation Committee charter at www.sandisk.com. The Company will also provide copies of the Compensation Committee charter free of charge to any stockholder who sends a written request to SanDisk Corporation, Investor Relations, 601 McCarthy Blvd., Milpitas, CA 95035. The charter requires that the Compensation Committee consist of no fewer than two Directors who satisfy the independence requirements of NASDAQ and applicable law. The Board has determined that each member of the Compensation Committee satisfies such independence requirements.

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

•

reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, the other executive officers;

•	evaluating the Chief Executive Officer’s performance (and, in consultation with the Chief Executive Officer, the other executive officers’ performance) in light of such goals and objectives;

•

setting officers’ compensation levels based on such evaluation and other factors deemed appropriate, including the Company’s performance and relative stockholder return, the value of incentive awards to executive officers at comparable companies and the awards given to the Company’s officers in past years;

•

reviewing and approving significant employment agreements, separation and severance agreements, arrangements or transactions with executive officers, including any arrangements having any compensatory effect or purpose;

•

reviewing and assisting the Board in developing succession plans for executive officers in consultation with the Chief Executive Officer, other members of the Board and other appropriate management personnel;

•

reviewing and recommending to the Board appropriate Director compensation programs for non-employee Directors, committee chairs and committee members, consistent with applicable requirements of the listing standards and applicable laws for independent Directors and including consideration of cash and equity components;

•

developing and periodically assessing the Compensation Committee’s compensation policies applicable to the Company’s executive officers and Directors, including the relationship of corporate performance to executive compensation, and periodically reviewing the Company’s policies and assessing and making recommendations to the Board concerning the Company’s stock and incentive compensation plans, including the impact of stock compensation plans on stockholder value and the impact of dilution from the Company stock plans;

•

approval of stock option grants and other equity-based or incentive awards under the Company’s stock and incentive compensation plans, including any performance criteria, and otherwise assisting the Board in administering awards under these plans;

•	authority to retain and terminate any compensation consulting firm used to evaluate executive or Director compensation, including approval of the consulting firm’s fees and other retention terms;

•	timely reviewing and approving the disclosures on executive compensation and preparing a report to the Board recommending that such disclosure be included in the Company’s annual proxy statement; and

•

performing any other activities consistent with the Compensation Committee charter, the bylaws and applicable listing standards and laws as the Compensation Committee or the Board considers appropriate.

Processes and Procedures. The Company’s President and Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Executive Officers (as defined below under “Compensation Discussion and

Analysis”), in accordance with the Compensation Committee charter. Each Named Executive Officer is reviewed annually based on whether various performance objectives were met during the preceding review period. Each is given a performance rating based on such review that is presented to the Compensation Committee and used in the Compensation Committee’s review and analysis of such officer’s overall compensation. The Company’s Chief Financial Officer provides financial and other information to the Compensation Committee to assist in determining appropriate compensation levels. No other Named Executive Officer currently has a role in determining or recommending the form or amount of compensation paid to the Named Executive Officers.

The Board has delegated concurrent authority to the Compensation Committee and the Special Option Committee to grant share-based awards (including stock options and stock units) to employees who are not subject to Section 16 of the Exchange Act (“Section 16 officers”). The Special Option Committee may not grant share-based awards to Directors. The Special Option Committee may consist of one or more Directors. In fiscal 2010, the Special Option Committee consisted of Dr. Harari through July 20, 2010 and consisted of Dr. Harari and Mr. Mehrotra beginning on July 21, 2010. As of January 1, 2011, the Special Option Committee was comprised solely of Mr. Mehrotra. The Special Option Committee took action by written consent 36 times during fiscal 2010. The Board has also delegated authority to the Secondary Executive Committee to grant stock options (but not stock units or other equity awards) to non-Section 16 officers and non-Directors. The Secondary Executive Committee may be comprised of one or more officers of the Company. In fiscal 2010, the Secondary Executive Committee consisted of Mr. Mehrotra and Judy Bruner, the Company’s Executive Vice President, Administration and Chief Financial Officer, through July 20, 2010, and consisted solely of Ms. Bruner beginning on July 21, 2010. The Secondary Executive Committee took action by written consent 17 times during fiscal 2010. Share-based awards to Section 16 officers are made exclusively by the Compensation Committee.

Independent Compensation Consultant. As indicated above, pursuant to its charter, the Compensation Committee has the power, in its discretion, to retain at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out the Compensation Committee’s duties. Under its charter, the Compensation Committee has the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation. If the Compensation Committee decides in its discretion to retain such a firm, the Board delegates to the Compensation Committee the sole authority to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of the Company’s senior executive officers (including all of the Named Executive Officers). In 2010, the Compensation Committee did not retain any outside compensation consultants. From time-to-time, management has retained and consulted with its own outside advisors, including compensation consultants, to assist in analyzing the Company’s peer companies and preparing recommendations to the Compensation Committee regarding compensation programs and levels.

Compensation Committee Interlocks and Insider Participation. No current member of the Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a Director or member of the Compensation Committee during the fiscal year ended January 2, 2011.

Analysis of Risk in Compensation Programs. In setting compensation, the Compensation Committee also considers the risks to the Company’s stockholders, and the Company as a whole, arising out of the Company’s compensation programs. In March 2011, management met with the Company’s external legal counsel to discuss and assess the risk profile of the Company’s compensation programs. Their review considered risk-determining characteristics of the overall structure and individual components of the Company’s compensation program, including the Company’s base salaries, incentive plans and equity plans. A report of the findings was provided to the Compensation Committee for its review and consideration. Following this assessment, the Compensation Committee concurred with management’s conclusions that the Company’s compensation policies were not reasonably likely to have a material adverse effect on the Company and include many features that mitigate the likelihood of excessive risk-taking, including those discussed below.

Balance of Compensation. Individual elements of the Company’s compensation program include base salaries, incentive compensation, and for certain of its employees, equity-based awards. By providing a mix of different elements of compensation that reward both short- and long-term performance, the Company’s compensation programs as a whole provide a balanced approach to incentivizing and retaining employees, without placing an inappropriate emphasis on any particular form of compensation.

Objective Company Results and Pre-established Performance Measures Dictate Annual Incentives. Under the Company’s cash-based incentive plan, payments are subject to the satisfaction of specific annual performance targets established by the Compensation Committee in advance. These performance targets were directly and specifically tied to earnings per share and achievement of strategic targets for fiscal 2010.

Use of Long-Term Incentive Compensation. Equity-based long-term incentive compensation that vests over a period of years is a key component of the total compensation of many of the Company’s employees. This vesting period encourages the Company’s executives and other employees to focus on sustaining the Company’s long-term performance. These grants are generally made annually, so executives and other key employees always have unvested awards that could decrease significantly in value if the Company’s business is not managed for the long term.

Internal Processes Further Restrict Risk. The Company has in place additional processes to limit risk to the Company from its compensation programs. Specifically, sales commission payments are subject to multiple internal controls regarding payout terms and payroll programs and financial results upon which incentive compensation payments are based are subject to regular review and audit. In addition, the Company from time-to-time engages an external compensation consulting firm to assist in the design and review of the Company’s compensation programs, as well as external legal counsel to assist with the periodic review of the Company’s compensation plans to ensure compliance with applicable laws and regulations.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) held 3 meetings and did not act by unanimous written consent during fiscal 2010. The Nominating and Governance Committee consists of Directors Marks and Hartenstein. The Nominating and Governance Committee identifies, considers and recommends Director nominees to be selected by the Board of Directors for submission to vote at the Company’s annual stockholder meetings and to fill vacancies occurring between annual stockholder meetings, implements the Board’s criteria for selecting new Directors, develops or reviews and recommends corporate governance policies for the Board, and oversees the Board’s annual evaluation process. The Nominating and Governance Committee is also authorized to conduct investigations and to retain, at the expense of the Company, independent legal, accounting, financial, governance or other professional consultants selected by the Nominating and Governance Committee, for any matters relating to its purposes. The Board of Directors adopted a charter for the Nominating and Governance Committee, which was last reviewed and approved in March 2011. Stockholders can access the Nominating and Governance Committee charter at www.sandisk.com. The Company will also provide copies of the Nominating and Governance Committee charter free of charge to any stockholder who sends a written request to SanDisk Corporation, Investor Relations, 601 McCarthy Blvd., Milpitas, CA 95035. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is an “independent director” as defined in the NASDAQ Marketplace Rules.

Board Leadership Structure and Risk Oversight

Board Leadership Structure

Mr. Marks has served as the Chairman of the Board since January 1, 2011. Dr. Harari served as the Chairman of the Board and Chief Executive Officer for all of 2010 until his retirement on December 31, 2010. Mr. Federman serves as the Vice Chairman and Lead Independent Director of the Board. Each of the current Directors, other than Mr. Mehrotra, is independent and the independent Directors have regular executive sessions. Following an executive session of independent Directors, one or more of the attending Directors may: (1) act as a liaison between the independent Directors and management regarding any specific feedback or issues; (2) provide management with input regarding agenda items for Board and Committee meetings; and (3) coordinate with management regarding information to be provided to the independent Directors in performing their duties. The Board believes that this approach appropriately and effectively complements the Company’s current leadership structure.

Through December 31, 2010, the Company’s Chief Executive Officer also served as the Chairman of the Board. The Board believed that the combination of those roles was appropriate, because of the Chief Executive Officer’s long-standing role with the Company. Following the retirement of Dr. Harari, the Board determined that it would be in the Company’s best interests to separate the Chairman of the Board and the Chief Executive Officer positions because it allows the newly-appointed Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Further, the Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as the Company’s Chairman, particularly as the Board’s oversight responsibilities continue to grow. The Company’s Corporate Governance Principles do not establish this approach as a policy, but as a matter that is considered from time-to-time.

Under its charter, the Nominating and Governance Committee periodically reviews the performance of the full Board, which includes the functionality of the Board’s leadership structure.

Board Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted at the Board level and, where relevant to a committee’s duties, through the committees of the Board. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes. The Company believes this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.

Consideration of Director Nominees

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee initiates the director nomination process by preparing a slate of potential candidates who, based on their qualifications and other information available to the Nominating and Governance Committee, appear to meet the criteria specified below and/or who have specific qualities, skills or experience being sought (based on input from the full Board). The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees. The nomination of existing Directors is not automatic, but is based on continuing qualification under the criteria set forth below and the Corporate Governance Principles of the Company. Under the Company’s Corporate Governance Principles, the number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the Directors is “independent” under applicable SEC and stock exchange rules.

After the Nominating and Governance Committee reviews a nominee’s qualifications and characteristics, the candidate will be interviewed by at least one member of the Nominating and Governance Committee and by the Chief Executive Officer. Upon completion of the evaluation process, the Nominating and Governance Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting or to fill any vacancy on the Board. The Board of Directors will select the slate of nominees, including any nominee to fill a vacancy, only from candidates screened and approved by the Nominating and Governance Committee.

Stockholder-Recommended Nominees

The Nominating and Governance Committee considers recommendations for Director nominees that are properly submitted by stockholders. In evaluating the recommended nominees (“Recommended Candidates”), the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Identifying and Evaluating Nominees for Directors” and “Director Qualifications.”

In order to be properly submitted, recommendations of Recommended Candidates must be timely sent to the Chair of the Nominating and Governance Committee, c/o SanDisk Corporation, 601 McCarthy Blvd., Milpitas, CA 95035. The recommendation must include the following written materials: (1) all information relating to the Recommended Candidate that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including, with respect to the Recommended Candidate, such person’s written consent to being named in the proxy statement as a nominee and, such person’s written consent to serving as a Director if elected); (2) the name(s) and address(es) of the recommending stockholder(s) and the amount of the Company’s securities owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the Recommended Candidate’s qualifications, with a focus on the criteria described below under “Director Qualifications;” (4) a representation that the recommending stockholder is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials; and (5) any material interest of the stockholder in the recommended nomination.

If the Recommended Candidate is intended to be considered by the Nominating and Governance Committee for recommendation to the Board for the slate of Directors to be voted on at the Company’s annual meeting of stockholders, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting and such submission must also comply with the provisions for stockholder proposals set forth in the Company’s Bylaws. For all other vacancies, the written materials must be submitted at least 30 days prior to the time that the Nominating and Governance Committee meets to consider candidates for any vacancy.

Director Qualifications

The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards;

•	Holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment in matters that relate to the current and long-term objectives of the Company;

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company;

•	Commitment to understand the Company and its business, industry and strategic objectives;

•

Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders, and ability to generally fulfill all responsibilities as a Director;

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group;

•	Good health and ability to serve;

•

For prospective non-employee Directors, independence under applicable SEC and stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a Director; and

•	Willingness to accept the nomination to serve as a Director of the Company.

Other Factors for Potential Consideration. The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of backgrounds, skills and experiences;

•

Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules;

•	The diversity of the composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths;

•	The number of other company boards on which the candidate serves; and

•

For incumbent Directors standing for re-election, the incumbent Director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company boards on which the individual serves; the composition of the Board at that time; any changed circumstances affecting the individual Director, which may bear on his or her ability to continue to serve on the Board or his or her value to the Board; and the Company’s retirement policy for Directors, as set forth in its Corporate Governance Principles.

Director Compensation Table—Fiscal 2010

The following table presents information regarding the compensation paid during fiscal 2010 to Directors who were members of the Board of Directors at any time during fiscal 2010 and who were not also an employee of the Company (referred to herein as “Non-Employee Directors”). Directors employed by the Company are not entitled to receive additional compensation for their service as Directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Award ($) (1)(2)(3) (c)	Option Awards ($) (1)(2)(3) (d)	All Other Compensation ($) (e)	Total ($) (f)
Kevin DeNuccio	40,000	81,253	120,053	—	241,306
Irwin Federman	72,000	81,253	120,053	—	273,306
Steven J. Gomo	60,000	81,253	120,053	—	261,306
Eddy W. Hartenstein	47,500	81,253	120,053	—	248,806
Dr. Chenming Hu	47,500	81,253	120,053	—	248,806
Catherine P. Lego	70,000	81,253	120,053	—	271,306
Michael E. Marks	59,500	81,253	120,053	—	260,806
Dr. James D. Meindl	47,500	81,253	120,053	—	248,806

(1)

The amounts reported in columns (c) and (d) above represent the full grant date fair value of the stock awards and option awards, respectively, granted in fiscal 2010 as computed in accordance with Financial

Accounting Standards Board Accounting (“FASB”) Standards Codification (“ASC”) Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reported in columns (c) and (d) above, please see the discussion of stock and option awards contained in Note 8 “Compensation and Benefits,” of the Notes to Consolidated Financial Statements, in Part II, Item 8 “Financial Statements and Supplementary Data,” of the Company’s 2010 Form 10-K filed with the SEC on February 23, 2011, which note is incorporated herein by reference.

(2)

In fiscal 2010, the Company granted each of the Non-Employee Directors an annual stock option award in the amount of 6,250 shares, with an exercise price of $46.43, and an annual restricted stock unit grant in the amount of 1,750 shares. Subject to the Non-Employee Director’s continued service, the shares subject to each such award vest in one installment on the earlier of (i) the first anniversary of the grant date or (ii) the day immediately preceding the next annual meeting of the Company’s stockholders following the grant date.

(3)

The following table presents the number of outstanding and unexercised option awards and the number of unvested stock awards (which term includes restricted stock units for purposes of this Proxy Statement) held by each of the Company’s Non-Employee Directors as of January 2, 2011.

Director	Number of Shares Subject to Outstanding Option Awards as of 1/2/11	Number of Unvested Shares or Units as of 1/2/11
Kevin DeNuccio	25,000	15,109
Irwin Federman	37,500	1,750
Steven J. Gomo	50,000	1,750
Eddy W. Hartenstein	56,250	1,750
Dr. Chenming Hu	31,250	15,109
Catherine P. Lego	135,500	1,750
Michael E. Marks	133,500	1,750
Dr. James D. Meindl	18,750	1,750

Director Compensation

Compensation for Non-Employee Directors during fiscal 2010 generally consisted of an annual retainer, committee membership fees and annual share-based awards.

Annual Retainer and Committee Membership Fees

The following table sets forth the schedule of the annual retainer and committee membership fees for each Non-Employee Director in effect during fiscal 2010 and the amount that will be in effect during fiscal 2011:

Type of Fee	2010	2011
Annual Board Retainer	$40,000	$50,000
Additional Annual Fee to Chairman of the Board	—	$50,000
Additional Annual Fee to Chair of Audit Committee	$30,000	$30,000
Additional Annual Fee to Chairs of Compensation Committee and Nominating and Governance Committee	$12,000	$15,000
Additional Annual Fee to non-Chair Members of Audit Committee	$20,000	$20,000
Additional Annual Fee to non-Chair Members of Compensation Committee and Nominating and Governance Committee	$7,500	$7,500

All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as Directors.

Share-Based Awards

Under the Company’s Non-Employee Director compensation policy, as currently in effect, a Non-Employee Director who first takes office and who has not been employed by the Company in the preceding twelve months receives, at the time of his or her election or appointment to the Board, (i) an initial option grant to purchase 25,000 shares of Common Stock (the “Initial Option Grant”), and (ii) an initial restricted stock unit grant for a number of units determined by dividing $320,000 by the average closing price per share of Common Stock on NASDAQ for the five trading days ended on, and including, the grant date (the “Initial Unit Grant”). Each Non-Employee Director who has served in that capacity for at least six months at the time of grant also receives an annual award consisting of (i) an option grant to purchase 6,250 shares of Common Stock (the “Annual Option Grant”), and (ii) a restricted stock unit grant for a number of units determined by dividing $80,000 by the average closing price per share of Common Stock on NASDAQ for the five trading days ended on, and including, the grant date (the “Annual Unit Grant”). The initial and annual awards described above are granted under, and are subject to, the Company’s 2005 Incentive Plan, as amended (the “2005 Plan”).

Initial and Annual Stock Option Grants. The Initial and Annual Option Grants are granted with a per share exercise price equal to the fair market value of a share of Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and the Company’s share-based award grant practices, the fair market value is equal to the closing price of a share of the Common Stock on NASDAQ on the grant date.

The stock options granted to Non-Employee Directors are immediately exercisable. However, upon a Non-Employee Director’s cessation of service with the Company, any shares purchased upon exercise of the option that have not vested (as described below) are subject to repurchase by the Company at the lower of (i) the exercise price paid for the shares or (ii) the fair market value of the shares at the time of repurchase (as determined under the 2005 Plan). This type of stock option is generally referred to as an “early exercise” stock option because the holder is permitted to exercise the option prior to the time that the underlying shares vest. Subject to the Non-Employee Director’s continued service, the shares subject to the Initial Option Grant vest, and the Company’s repurchase right lapses, in four substantially equal annual installments on each of the first through fourth anniversaries of the grant date. Subject to the Non-Employee Director’s continued service, the shares subject to the Annual Option Grant vest, and the Company’s repurchase right lapses, in one installment on the earlier of (i) first anniversary of the grant date or (ii) the day immediately preceding the next annual meeting of the Company’s stockholders following the grant date.

Once vested, each option will generally remain exercisable for fully vested shares of Common Stock (i.e., shares which are not subject to the Company’s repurchase right) until its normal expiration date. Each of the options granted to the Company’s Non-Employee Directors under the 2005 Plan has a term of seven years. However, vested stock options may terminate earlier in connection with a change in control of the Company. Pursuant to the terms of the 2005 Plan, stock options granted to the Company’s Non-Employee Directors shall vest on an accelerated basis in connection with a change in control of the Company. Shares subject to the option that have not vested will immediately terminate (or be subject to the Company’s repurchase right to the extent already purchased under the option) upon the cessation of the Non-Employee Director’s service. However, the shares subject to options vest, and the Company’s repurchase right lapses, in full if the Non-Employee Director’s cessation of service is as a result of the Director’s death or permanent disability. Non-Employee Directors generally have twelve months to exercise the vested portion of the option following a cessation of service.

The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. However, Non-Employee Directors are entitled to dividends with respect to shares purchased under an option, whether or not such shares have vested under the option, at the same rate as of the Company’s other stockholders.

Initial and Annual Restricted Stock Unit Grants. Each restricted stock unit awarded to the Company’s Non-Employee Directors represents a contractual right to receive one share of the Common Stock if the time-based vesting requirements described below are satisfied. Restricted stock units are credited to a bookkeeping account established by the Company on behalf of each Non-Employee Director.

Subject to the Non-Employee Director’s continued service, the units subject to the Initial Unit Grant vest in four substantially equal annual installments on each of the first through fourth anniversaries of the grant date. Subject to the Non-Employee Director’s continued service, the units subject to the Annual Unit Grant vest in one installment on the earlier of (i) the first anniversary of the grant date or (ii) the day immediately preceding the next annual meeting of the Company’s stockholders following the grant date. Pursuant to the terms of the 2005 Plan, restricted stock units granted to the Company’s Non-Employee Directors shall vest on an accelerated basis in connection with a change in control of the Company. Upon the cessation of the Non-Employee Director’s service, any unvested restricted stock units will generally terminate. However, restricted stock units granted to a Non-Employee Director vest in full if the Non-Employee Director’s cessation of service is as a result of the Director’s death or permanent disability.

Restricted stock units will generally be paid in an equivalent number of shares of the Common Stock as they become vested. Non-Employee Directors are not entitled to voting or dividend rights with respect to the restricted stock units, and the restricted stock units generally may not be transferred, except to the Company or to a beneficiary of the Non-Employee Director upon his or her death. Non-Employee Directors are, however, entitled to the following dividend equivalent rights with respect to the restricted stock units. If the Company pays a cash dividend on its Common Stock and the dividend record date occurs after the grant date and before all of the restricted stock units have either been paid or terminated, then the Company will credit the Non-Employee Director’s bookkeeping account with an amount equal to (i) the per-share cash dividend paid by the Company on its Common Stock with respect to the dividend record date, multiplied by (ii) the total number of outstanding and unpaid restricted stock units (including any unvested restricted stock units) as of the dividend record date. These dividend equivalents will be subject to the same vesting, payment and other terms and conditions as the original restricted stock units to which they relate (except that the dividend equivalents may be paid in cash or such other form as the plan administrator may deem appropriate).

The Board of Directors administers the 2005 Plan as to Non-Employee Director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.

Required Vote

The required vote is as described above under “Voting Rights.”

Recommendation of the Board of Directors

The Board believes that Proposal No. 1 is in the Company’s best interests and the best interests of its Stockholders’ and unanimously recommends a vote FOR the election of each of the above Director nominees.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012, and is asking the Company’s stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this Proposal No. 2 will be required to ratify the appointment of Ernst & Young LLP.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this Proposal No. 2. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP has audited the Company’s financial statements annually since 1991. The Company expects that representatives of Ernst & Young LLP will be present at the 2011 Annual Meeting and that they will have the opportunity to make a statement if they desire to do so, and respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The following is a summary of the fees incurred by the Company from Ernst & Young LLP for professional services rendered during fiscal 2010 and 2009:

	2010	2009
Audit Fees (1)	$2,664,000	$3,144,000
Audit-Related Fees (2)	486,000	326,000
Tax Fees (3)	679,000	568,000
All Other Fees (4)	2,000	2,000

Total	$3,831,000	$4,040,000

(1)

Audit fees consisted of professional services provided in connection with the integrated audit of the Company’s financial statements including services provided in connection with the annual audit of the Company’s internal control over financial reporting and review of the Company’s quarterly financial statements. The fees also include professional services provided for new and existing statutory audits of subsidiaries or affiliates of the Company.

(2)	Audit-related fees consisted primarily of accounting consultations, services provided in connection with regulatory filings, technical accounting guidance and other attestation services.

(3)

Tax fees primarily included tax compliance fees, including expatriate compliance services. Total compliance fees were $494,000 and $537,000 for fiscal 2010 and 2009, respectively. Tax fees also include tax advice and tax planning fees of $185,000 and $31,000 for fiscal 2010 and 2009, respectively.

(4)	All other fees primarily included online research tools and other services.

All of the fiscal 2010 services described above were pre-approved by the Audit Committee to the extent required by Section 10A of the Exchange Act. In accordance with Section 10A under the Exchange Act, the Audit Committee may delegate to any member of the Audit Committee (referred to as the “Audit Committee

Delegate”) the authority to pre-approve services not prohibited by law to be performed by the Company’s independent registered public accounting firm. The Audit Committee has appointed Ms. Lego as the Audit Committee Delegate and, as such, Ms. Lego reports any decision to pre-approve permissible services to the full Audit Committee at its next regular meeting. In addition, from time-to-time, the Audit Committee has adopted and/or revised a Pre-Approval Policy under which particular services or categories of services are pre-approved, subject to certain specified maximum dollar amounts. Such pre-approval is generally granted for a term of twelve months from the date of pre-approval and automatically renews at the end of the one-year period unless revoked or revised by the Audit Committee.

The Audit Committee has concluded that the provision of the audit-related services, tax services and other non-audit services identified above is compatible with Ernst & Young LLP’s independence.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 2 is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012.

Recommendation of the Board of Directors

The Board believes that Proposal No. 2 is in the Company’s best interests and the best interests of its stockholders and unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012.

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS TO THE

SANDISK CORPORATION 2005 INCENTIVE PLAN

General

The stockholders are being asked to approve amendments to the Company’s Amended and Restated 2005 Incentive Plan (the “2005 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on April 7, 2011. The primary purpose of the proposed amendments is to increase the number of shares of Common Stock reserved for issuance under the 2005 Plan by an additional 9,000,000 shares, which is expected to be used over multiple years.

The shares available for grant under the 2005 Plan as of February 25, 2011 are as follows:

		Shares
•	Shares approved for future grant under the 2005 Plan on and after May 27, 2005	25,700,000
•	Shares that became available under the 2005 Plan pursuant to the cancellation or termination of awards under predecessor plans between May 27, 2005 and February 25, 2011	2,345,436
•	Awards granted under the 2005 Plan between May 27, 2005 and February 25, 2011, net of cancellations	23,289,946
•	Remaining shares available for future grant under the 2005 Plan, as of February 25, 2011	4,755,490

The following table sets forth information regarding outstanding grants under all plans as of February 25, 2011. Awards other than options and stock appreciation rights are referred to as full value awards in the table below.

Plan	Options and Stock Appreciation Rights Outstanding (# of shares)	Weighted-Average Exercise Price $	Weighted-Average Remaining Term (years)	Full Value Awards Outstanding (# of shares)
2005 Plan	16,298,124	$36.70	4.2	1,913,820
Predecessor Plans	4,123,728	$21.19	2.7	—
Assumed Plans	1,048,936	$41.50	4.8	—

Total	21,470,788	$33.95	3.9	1,913,820

Unless an increase in the number of shares of Common Stock reserved for issuance under the 2005 Plan is approved, the Company expects to exhaust the shares currently available for future grant in fiscal 2012 or 2013. The requested increase of 9,000,000 shares to the 2005 Plan share reserve is expected to be used over multiple years.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers that exceeds $1 million per officer in any year. Compensation that is deemed to be “qualified performance-based compensation” under Section 162(m) is generally excluded from this limit. For any awards under the 2005 Plan to qualify as “qualified performance-based compensation,” Section 162(m) requires that the material terms of the 2005 Plan, including its performance measures, be approved by our stockholders once every five years. The performance measures are presented in Section I(B)(2) of Article Three of the Plan, which appears (as proposed to be amended) in Annex A to this Proxy Statement. The 2005 Plan, as proposed to be amended, is being submitted for approval by stockholders so that certain awards granted may qualify as “qualified performance-based compensation” under Section 162(m).

The Company believes that equity-based incentives have played a pivotal role in the Company’s efforts to attract and retain key personnel essential to the Company’s long-term growth and financial success. For that reason, the Company has structured the 2005 Plan to provide the Company with substantial flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards, such as stock appreciation rights, restricted stock and restricted stock units. Accordingly, the 2005 Plan provides the Company with a broad array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals. The proposed amendment will furnish the Company with the additional shares the Company needs to remain competitive in the marketplace for executive talent and other key employees.

If the Company’s stockholders do not approve this 2005 Plan proposal, then the current share limits under, and other terms and conditions of, the 2005 Plan will continue in effect.

Summary Description of the 2005 Plan

The principal terms of the 2005 Plan are summarized below. This summary is qualified in its entirety by the full text of the 2005 Plan, which appears (as proposed to be amended) as Annex A to this Proxy Statement and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2005 Plan by writing to Investor Relations at the Company’s principal offices at 601 McCarthy Blvd., Milpitas, California 95035.

Incentive Programs. The 2005 Plan consists of three separate incentive programs: (i) the discretionary grant program; (ii) the stock issuance and cash bonus program; and (iii) the automatic grant program for the non-employee members of the Company’s Board of Directors. The principal features of each program are described below.

Administration. The Compensation Committee of the Company’s Board of Directors will have the exclusive authority to administer the discretionary grant and stock issuance and cash bonus programs with respect to option grants, stock issuances, other stock-based awards and cash bonuses for the Company’s executive officers and Board members and will also have the authority to make grants, awards and issuances under those programs to all other eligible individuals. As authorized by the 2005 Plan, the Company’s Board of Directors has appointed a Special Option Committee to have separate but concurrent authority with the Compensation Committee to make grants, awards and issuances under those two programs to individuals other than executive officers and Board members. The Special Option Committee currently consists of one Board member, but may in the future consist of more than one Board member, as determined by the Board. The Board has also appointed a Secondary Executive Committee to have separate but concurrent authority to make grants under the discretionary grant program to individuals other than executive officers and Board members. The Secondary Executive Committee currently consists of two officers, but may in the future consist of one or more officers, as determined by the Board. The term “plan administrator,” as used in this summary, will mean the Company’s Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2005 Plan.

The Compensation Committee will have the limited discretion under the automatic grant program to determine the number of shares subject to each grant made under that program, up to the maximum number of shares permissible per grant, but all grants will otherwise be made in strict compliance with the express terms of that program.

Eligibility. Executive officers and employees, as well as independent consultants and contractors, in the Company’s employ or in the employ of the Company’s parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant and stock issuance and cash bonus programs. The non-employee members of the Company’s Board of Directors will also be eligible to participate in the discretionary grant and stock issuance programs as well as the automatic grant program. As of

February 25, 2011, approximately 3,487 employees (including 5 executive officers) were eligible to participate in the discretionary grant and stock issuance programs and 8 non-employee Board members were eligible to participate in those programs and the automatic grant program.

Securities Subject to 2005 Plan. As of February 25, 2011, the Company had 28,045,436 shares of Common Stock that were authorized for grant under the 2005 Plan (which includes 25,700,000 shares previously approved for grants and 2,345,436 shares that became available under Predecessor Plans). If the share increase of 9,000,000 shares, which is the subject of this 2005 Plan proposal, is approved by the Company’s stockholders, then the number of shares of the Common Stock reserved for issuance over the term of the plan will increase from 28,045,436 shares to 37,045,436 shares. As part of the original provisions of the 2005 Plan previously approved by the Company’s stockholders, the share reserve is automatically increased by up to an additional 10,000,000 shares of Common Stock, to the extent any options outstanding under the Company’s predecessor 1995 Stock Option Plan or predecessor 1995 Non-Employee Directors Stock Option Plan (collectively, the “Predecessor Plans”) subsequently expire or terminate unexercised. Such latter increase will occur whether or not the stockholders approve the share increase, which is the subject of this 2005 Plan proposal. As of February 25, 2011, shares of Common Stock in the amount of 2,345,436 had been added to the 2005 Plan pursuant to the cancellation or termination of awards under predecessor plans.

As of February 25, 2011, the Company had 18,211,944 shares that were subject to awards outstanding under the 2005 Plan and an additional 4,755,490 shares remained available for future grant under the 2005 Plan. Additionally, 4,123,728 shares were subject to awards outstanding under Predecessor Plans and 1,048,936 shares were subject to awards granted under plans assumed in connection with acquisitions.

The maximum number of shares which may be issued without cash consideration (full value awards) under the stock issuance program (whether as direct stock issuances or pursuant to restricted stock units or other share-right awards) may not exceed twenty-five percent (25%) of the total number of shares of Common Stock from time to time authorized for issuance under the 2005 Plan, including (without limitation): (i) any shares added to the 2005 Plan reserve by reason of the expiration or termination of outstanding options under the Predecessor Plans prior to exercise, (ii) any increases to the reserve under the 2005 Plan approved by the Company’s stockholders, including the increase which is the subject of this 2005 Plan proposal, and (iii) any adjustments to the share reserve by reason of stock dividends, stock splits or similar transactions affecting the outstanding Common Stock. As of February 25, 2011, the Company had 4,755,490 shares of Common Stock available for the grant of new awards, of which 2,739,050 shares of Common Stock were available for the grant of new awards without cash consideration (full value awards) under the 2005 Plan. If stockholders approve the proposed increase under this proposal, the number of shares of Common Stock available for the grant of new awards would increase by 9,000,000, of which 2,250,000 shares of Common Stock would be available for the grant of new awards without cash consideration (full value awards) under the 2005 Plan. If stockholders approve the proposed increase under this proposal, approximately 13,755,490 shares would be available for the grant of new awards (based on the number of shares that remained available as of February 25, 2011), of which 4,989,050 would be available for the grant of new awards without cash consideration (full value awards) under the 2005 Plan.

No participant in the 2005 Plan may receive option grants, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards for more than 1,000,000 shares of Common Stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. This limitation will assure that any deductions to which the Company would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more shares issued under the stock issuance program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied solely to the attainment of one or more of the corporate performance milestones discussed below in the summary description of that program. In 2006, stockholders approved the performance-based award features of the stock issuance and cash bonus program.

The shares of Common Stock issuable under the 2005 Plan may be drawn from shares of the Company’s authorized but unissued Common Stock or from shares of Common Stock that the Company acquires, including shares purchased on the open market or in private transactions.

Shares subject to any outstanding options or other awards under the 2005 Plan that remain unissued when those options or awards expire or terminate will be available for subsequent grants and awards under the 2005 Plan. Any unvested shares issued under the 2005 Plan that are subsequently forfeited, or that the Company repurchases at a price not greater than the original issue price paid per share pursuant to the Company’s repurchase rights under the 2005 Plan, will be added back to the share reserve under the 2005 Plan and will accordingly be available for subsequent issuance. There are no net counting provisions in effect under the 2005 Plan. Accordingly, the following share counting procedures will apply:

•

Should the exercise price of an option be paid in shares of the Company’s Common Stock, then the number of shares reserved for issuance under the 2005 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

•

Should shares of Common Stock otherwise issuable under the 2005 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance or vesting of shares under the stock issuance program, then the number of shares of Common Stock available for issuance under the 2005 Plan will be reduced by the full number of shares issuable under the exercised option or stock appreciation right or the full number of shares issuable or vesting under the stock issuance program, calculated in each instance prior to any such share withholding.

•

Upon the exercise of any stock appreciation right granted under the 2005 Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.

Equity Incentive Programs

Discretionary Grant Program. Under the discretionary grant program, eligible persons may be granted options to purchase shares of the Company’s Common Stock or stock appreciation rights tied to the value of the Common Stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws. The holder of an option or stock appreciation right will have no stockholder rights (including dividend or dividend equivalent rights) with respect to the shares subject to the option or stock appreciation right until such person has exercised the option or stock appreciation right, paid the exercise price and become a holder of record of the purchased shares.

Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of seven (7) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The 2005 Plan allows the issuance of two types of stock appreciation rights under the discretionary grant program:

•

Tandem stock appreciation rights provide the holders with the rights to surrender their options for an appreciation distribution from the Company in an amount equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•

Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of Common Stock and receive in exchange an appreciation distribution from the Company in an amount equal to the excess of (i) the fair market value of the shares of Common Stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of Common Stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of seven (7) years.

The distribution on any exercised tandem or stand-alone stock appreciation right will be made in shares of the Company’s Common Stock. Stock appreciation rights will remain exercisable for a limited period following the holder’s cessation of service, but only to the extent those rights are exercisable at the time of such cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding, whether before or after the holder’s actual cessation of service.

Stock Issuance and Cash Bonus Programs. Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or other valid consideration under Delaware law. Shares may also be issued as a bonus for past services without any cash purchase price required of the recipient. Shares of Common Stock may also be issued under the program pursuant to share right awards or restricted stock units, which entitle the recipients to receive those shares, without the payment of any cash purchase price, upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the recipient’s service with the Company.

The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule to be in effect for the issuance or award and the cash consideration (if any) payable per share. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. Performance-based awards granted under the 2005 Plan that may be paid only in cash and not related to shares and that are granted to any one individual in any one calendar year will not provide for payment of more than $5,000,000.

In order to assure that the compensation attributable to one or more restricted stock issuances, restricted stock units or other stock-based awards, or cash bonus opportunities under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will also have the discretionary authority to structure one or more restricted stock issuances, restricted stock units or other stock-based awards so that the shares of Common Stock subject to those issuances, units or awards or, in the case of a cash bonus opportunity, the right to receive any payment with respect to such opportunity, will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share; (3) net income or operating income before or after acquisition-related charges and charges for stock-based compensation (all before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization, acquisition-related charges and charges for stock-based compensation; (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) measures of inventory turns or inventory weeks of supply; (14) new product development or successful completion of research and development projects; (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to increase the Company’s revenue or profitability or enhance the Company’s customer base; and (16) any combination of, or a specified increase in, any of the foregoing. Any of the performance goals related to profitability may be based on either a GAAP or a non-GAAP measure, as determined by the Compensation Committee, provided that such non-GAAP measures comply with the requirements of Section 162(m) of the Code. In addition, such performance goals may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the stock issuance program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the stock issuance program will automatically terminate, and no shares of Common Stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding restricted stock units or other stock-based right awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to units or awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of changes in control or ownership.

Automatic Grant Program. Under the automatic grant program, each non-employee Board member will automatically receive, upon his or her initial appointment or election to the Board, an option grant for a specified number of shares of Common Stock, provided such individual has not been in the Company’s employ during the immediately preceding twelve (12) months. In addition, on the date of each annual stockholders meeting, each individual serving as a non-employee Board member at that time will automatically be granted an option to purchase a specified number of shares of Common Stock, provided such individual has served on the Board for at least six (6) months. The specific number of shares subject to each such initial or annual option grant will be determined by the Compensation Committee of the Company’s Board of Directors, but will not exceed 150,000 shares in the case of an initial grant or 40,000 shares in the case of an annual grant. Accordingly, the size of the initial option grant may vary as to each new non-employee Board member, and the size of the annual option grants may vary from year to year.

Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a term of seven (7) years, subject to earlier termination following the optionee’s cessation of Board service. The option will be immediately exercisable for all of the option shares; however, the Company may repurchase, at the lower of the exercise price paid per share or the fair market value per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of

Board service. The shares subject to each initial 150,000-or-less-share automatic option grant will vest in four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual automatic option grant made to a continuing Board member will vest upon the earlier of (i) that individual’s completion of one (1) year of Board service measured from the grant date or (ii) such individual’s continuation in Board service through the day immediately preceding the date of the next annual stockholders meeting following such grant date. However, the shares will immediately vest in full upon the optionee’s death or disability while a Board member or upon the occurrence of certain changes in ownership or control.

The option grants under the automatic option grant program will be taxable as non-statutory options under the U.S. Federal income tax laws.

The Company’s Compensation Committee will have the authority to award to one or more non-employee Board members, in lieu of all or a portion of the initial or annual automatic option grants, unvested shares of Common Stock or restricted stock units covering such shares which in each instance have an aggregate fair market value substantially equal to the fair value (as determined for financial reporting purposes in accordance with ASC 718 or any successor standard) of the automatic option grant which such award replaces. Any such alternative award will be made at the same time the automatic option grant which it replaces would have been made, and the vesting provisions (including vesting acceleration) applicable to such award will be substantially the same as in effect for the automatic option grant so replaced.

General Provisions

Repricing Prohibition. The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation/regrant of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of Common Stock for consideration payable in the Company’s equity securities, or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.

Vesting Acceleration. In the event the Company should experience a change in control, the following special vesting acceleration provisions will be in effect for all options, stock appreciation rights and other awards granted or made under the discretionary grant and stock issuance programs:

(i)	Each outstanding option or stock appreciation right under the discretionary grant program will automatically accelerate in full upon a change in control, if that option or stock appreciation right is not assumed or otherwise continued in effect by the successor corporation or replaced with a cash retention program which preserves the spread existing on the unvested shares subject to the option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares.

(ii)	All unvested shares outstanding under the discretionary grant and stock issuance programs will immediately vest upon a change in control, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award under the stock issuance program will vest as to the number of shares of Common Stock subject to such unit or award upon the occurrence of a change in control, unless the unit or award is assumed by the successor corporation or otherwise continued in effect or is replaced with a cash retention program which preserves the fair market value of the underlying shares and provides for subsequent payout of that value in accordance with the same vesting schedule in effect for those shares.

(iii)

The plan administrator will have complete discretion to grant one or more options or stock appreciation rights under the discretionary grant program which will vest and become exercisable for all the shares in the event the individual’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options or stock appreciation rights are assumed or otherwise continued in effect. The vesting of outstanding shares and the vesting and issuance of the shares of Common Stock subject to outstanding restricted stock units or other stock-based awards under the stock issuance program may also be structured to accelerate upon similar terms and conditions.

(iv)	The plan administrator will have the discretion to structure one or more option grants or stock appreciation rights under the discretionary grant program so that those options or stock appreciation rights will immediately vest upon a change in control, whether or not the options or stock appreciation rights are to be assumed or otherwise continued in effect. The plan administrator may also structure unvested stock issuances or restricted stock units or other share rights awards under the stock issuance program so that those issuances or awards will in all events vest immediately upon a change in control.

(v)	A change in control will be deemed to occur in the event (a) the Company is acquired by merger or asset sale, (b) there occurs a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Company’s assets, or (c) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders.

(vi)	The plan administrator will also have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the discretionary grant program so that those options or stock appreciation rights will, immediately prior to the effective date of a hostile take-over, vest and become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights. In addition, the plan administrator will have the authority to structure one or more awards under the stock issuance program so that the shares of Common Stock subject to those awards will immediately vest upon the consummation of a hostile take-over. Alternatively, the plan administrator may condition such vesting acceleration upon the subsequent termination of the individual’s service within a designated period following the effective date of such hostile take-over.

(vii)	A hostile take-over will be deemed to occur if (a) there is a change in the majority of the Company’s Board of Directors as a result of one or more contested elections for board membership or (b) securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are acquired pursuant to a hostile tender offer.

The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Changes in Capitalization. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Plan; (ii) the maximum number and/or class of securities by which the share reserve may increase by reason of the expiration or termination of unexercised options under the Predecessor Plans; (iii) the maximum number and/or class of securities which may be issued without cash consideration under the stock issuance program; (iv) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards under the 2005 Plan per calendar year; (v) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right; (vi) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award and the cash consideration (if any) payable per share; and (vii) the maximum number and/or class of securities for which grants may subsequently be made under the automatic grant program to new and continuing non-employee board members. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2005 Plan or the outstanding awards thereunder.

Valuation. The fair market value per share of the Company’s Common Stock on any relevant date under the 2005 Plan will be deemed to be equal to the closing selling price per share on that date on the NASDAQ. On February 25, 2011, the fair market value per share of Common Stock determined on such basis was $50.18.

Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of the Company’s Common Stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2005 Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand-alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

A participant will have certain stockholder rights with respect to the shares of Common Stock issued to him or her under the 2005 Plan, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive dividends paid on such shares, but will not have the right to transfer such shares prior to vesting. A participant will not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or other share right award until that unit or award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock units or other share-right awards, subject to such terms and conditions as the plan administrator may deem appropriate.

Special Tax Election. The plan administrator may provide one or more holders of options, stock appreciation rights, vested or unvested stock issuances, restricted stock units or any other stock-based awards under the 2005 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise of those options or stock appreciation rights, the issuance of vested shares or the vesting of unvested shares issued to them. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of the Company’s Common Stock in payment of such withholding tax liability.

Amendment and Termination. The Board may amend or modify the 2005 Plan at any time, subject to any stockholder approval requirements under applicable law or regulation or pursuant to the listing standards of the stock exchange on which shares of Common Stock are at the time primarily traded. Unless sooner terminated by the Board, the 2005 Plan will terminate on the earliest of (i) March 15, 2015, (ii) the date on which all shares available for issuance under the 2005 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other stock-based awards in connection with certain changes in control or ownership.

Subplans. The Compensation Committee of the Company’s Board of Directors will have the authority to adopt and implement from time to time such subplans under the 2005 Plan as it may deem necessary in order to bring the 2005 Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.

Federal Income Tax Consequences of Awards Under the 2005 Plan

The U.S. federal income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2005 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the Company will be required to collect the withholding taxes applicable to such income from the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the Company’s taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and the Company will be required to collect the withholding taxes applicable to such income from the holder.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 2005 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance and the Company will be required to collect the withholding taxes applicable to such income from the holder. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of the Company’s executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2005 Plan will remain deductible by the Company without limitation under Section 162(m). However, any compensation deemed paid by the Company in connection with shares issued under the stock issuance program will be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above under the section entitled “Stock Issuance and Cash Bonus Program.”

Accounting Treatment. Pursuant to the accounting standards established by FAS No. 123(R)/ASC 718, the Company is required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock units and all other awards under the 2005 Plan, commencing with the Company’s 2006 fiscal year, which began on January 2, 2006. Accordingly, stock options and stock appreciation rights which are granted to the Company’s employees and non-employee Board members are valued at fair value as of the grant date under an appropriate valuation formula, and that value will be charged as a direct compensation expense against the Company’s reported earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options outstanding on the January 2, 2006 effective date, with the fair value as of the grant date of those unvested options expensed against the Company’s reported earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the 2005 Plan, the Company will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to the Company’s reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to the Company’s earnings equal to the fair market value of the bonus shares on the issuance date.

Option grants and other awards made under the 2005 Plan to non-employee consultants will result in a direct charge to the Company’s reported earnings based on the fair value of each such award as measured on the later of the Company’s reporting date or award exercise date for that award. Accordingly, such charge will include the change in the fair value of the award over the period between the grant date and each financial reporting date until such awards are exercised or forfeited.

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendment. The Company is not currently considering any other specific award grants under the 2005 Plan. If the additional shares that will be available under the 2005 Plan, if stockholders approve the proposed amendment, had been available for award purposes in fiscal 2010, the Company expects that its award grants made in fiscal 2010 would not have been substantially different from those actually made in that year under the 2005 Plan. For information regarding share-based awards granted to the Company’s Named Executive Officers during fiscal 2010, see the material under the heading “Grants of Plan-Based Awards in Fiscal 2010” below.

Aggregate Past Grants Under the 2005 Plan

As of February 25, 2011, awards covering 18,211,944 shares of Common Stock had been granted and are outstanding under the 2005 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock units vesting prior to and option and unvested restricted stock unit holdings as of that date.

Name and Position	Number of Shares Subject to Past Option Grants		Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of February 25, 2011		Number of Shares Subject to Past Restricted Stock Unit Grants		Number of Shares Vested as of 2/25/11	Number of Shares Cancelled Due to Non- Performance	Number of Shares Outstanding and Unvested as of 2/25/11
				Exercisable	Unexercisable
Executive Group	2,105,640		60,527	1,006,876	1,038,237	472,456		259,492	24,166	188,798
Non-Executive Director Group	318,750		25,000	293,750	—	141,448		100,730	—	40,718
Each other person who has received 5% or more of the options, warrants or rights under the 2005 Plan	—		—	—	—	—		—	—	—
All employees, including all current officers who are not executive officers or Directors, as a group	24,123,503		3,124,843	7,303,827	6,655,434	3,658,405		1,507,410	—	1,684,304

Total	26,547,893	(1)	3,210,370	8,604,453	7,693,671	4,272,309	(2)	1,867,632	24,166	1,913,820

(1)	19,508,494 shares subject to past option grants net of cancellations

(2)	3,781,452 shares subject to past restricted stock unit grants net of cancellations

Equity Compensation Information for Plans or Individual Arrangements with Employees and Non-Employees

For a description of the equity compensation information for plans or individual arrangements with employees and non-employees, see the table in the section entitled “Compliance with Section 16(a) of the Securities Exchange Act of 1934” of this Proxy Statement below under the heading “Equity Compensation Information for Plans or Individual Arrangements with Employees and Non-Employees.”

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on Proposal No. 3 is required for approval of the amendment to the 2005 Plan described above. If stockholders do not approve this 2005 Plan proposal, then the current share limits under, and other terms and conditions of, the 2005 Plan will continue in effect.

Recommendation of the Board of Directors

The Board believes that Proposal No. 3 is in the Company’s best interests and the best interests of its stockholders and unanimously recommends a vote FOR the approval of the amendments to the 2005 Plan.

PROPOSAL NO. 4

APPROVAL OF AMENDMENTS TO INCREASE THE NUMBER OF

SHARES RESERVED FOR ISSUANCE UNDER THE SANDISK CORPORATION

2005 EMPLOYEE STOCK PURCHASE PLANS

General

The stockholders are being asked to approve the Company’s 2005 Amended and Restated Employee Stock Purchase Plan for the Company’s U.S. employees (the “Purchase Plan”) and the Company’s 2005 Amended and Restated International Employee Stock Purchase Plan for the Company’s employees in foreign jurisdictions (the “International Plan”), collectively, the “2005 Purchase Plans,” which were adopted, subject to stockholder approval, by the Board of Directors on March 17, 2011. The proposed amendments would increase the aggregate number of shares of Common Stock reserved for issuance under the two plans by 5,000,000 shares, which are expected to be issued under the plans over multiple years. The Company currently intends to ask its stockholders at a later date to approve new employee stock purchase plans to replace the existing 2005 Purchase Plans at, or prior to, the time that the existing plans expire. Subject to the approval of the Company’s stockholders, the Company also intends to roll over any shares of Common Stock that remain available for issuance under the existing 2005 Purchase Plans when the existing plans expire and reserve those shares for issuance under the new employee stock purchase plans.

As of February 25, 2011, the Company had 1,031,371 shares available for issuance under the two plans. Unless an increase in the number of shares of Common Stock reserved for issuance under the plans is approved, the Company expects to exhaust the shares currently available for future issuance under the plans in 2012 or 2013.

The Company believes that the 2005 Purchase Plans have played an important role in the Company’s efforts to attract and retain employees by allowing the Company’s eligible employees and the eligible employees of the Company’s participating subsidiaries to acquire an ownership stake in the Company. The proposed amendments will furnish the Company with the additional shares the Company and its subsidiaries need to remain competitive in the marketplace for key talent.

If the Company’s stockholders do not approve this proposal, then the current share limits under, and other terms and conditions of, the 2005 Purchase Plans will continue in effect.

Summary Description of the 2005 Purchase Plans

The principal terms of the 2005 Purchase Plans are summarized below. The following summary is qualified in its entirety by the full text of the 2005 Purchase Plans, which appears (as proposed to be amended) as Annex B to this Proxy Statement and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2005 Purchase Plans by writing to Investor Relations at the Company’s principal offices at 601 McCarthy Blvd., Milpitas, California 95035.

Administration

The 2005 Purchase Plans are administered by the Compensation Committee of the Company’s Board of Directors. Such committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the 2005 Purchase Plans.

Share Reserve

In 2005, the Company’s stockholders authorized an initial aggregate share reserve of 5,000,000 shares of Common Stock for issuance under the 2005 Purchase Plans. As of February 25, 2011, the Company had 1,031,371 shares available for issuance under the two plans, and if this Proposal is approved, the shares available for issuance would increase by 5,000,000 shares to 6,031,371 shares.

For purposes of the foregoing limits, the shares issued under one plan will reduce, on a one-for-one basis, the number of shares of Common Stock available for issuance under the other plan. The shares issuable under the 2005 Purchase Plans may be made available from authorized but unissued shares of Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

In the event that any change is made to the Company’s outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares spin off or other change in corporate structure effected without the Company’s receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable in the aggregate under the 2005 Purchase Plans, (ii) the maximum number and class of securities purchasable per participant on any one purchase date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2005 Purchase Plans or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

Shares of Common Stock are currently offered under the 2005 Purchase Plans through a series of offering periods. The duration of each offering period is fixed by the Compensation Committee prior to its start date, but no offering period will have a duration in excess of six months.

At the time a participant joins the offering period, he or she is granted a purchase right to acquire shares of Common Stock on the last day of each purchase interval within that offering period. All payroll deductions collected from the participant for each purchase interval will be automatically applied to the purchase of Common Stock at the end of that purchase interval, subject to certain limitations summarized below in the section entitled “Special Limitations.”

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan, if the individual is a U.S. employee, and the International Plan, if the individual is a non-U.S. employee) is eligible to participate in the Purchase Plan, if the individual is a U.S. employee, or the International Plan, if the individual is a non-U.S. employee.

Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date. However, an eligible employee may participate in only one offering period at a time. As of February 25, 2011, approximately 1,299 employees, including 5 executive officers, were eligible to participate in the Purchase Plan, and an additional 1,253 employees were eligible to participate in the International Plan.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of ten percent or such lower percentage set by the Compensation Committee) of his or her cash earnings to be applied to the acquisition of Common Stock at six-month intervals. Accordingly, on each such purchase date (the fourteenth day or previous business day in February and August each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

For purposes of the 2005 Purchase Plans, the cash earnings of each participant include his or her base salary plus all bonuses, commissions and other incentive-type payments made to such individual in cash.

Purchase Price

The formula for determining the purchase price of Common Stock acquired on each purchase date is fixed by the Compensation Committee at the start of the offering period and is not less than eighty-five percent of the lower of (i) the fair market value per share of Common Stock on the start date of the offering period or (ii) the fair market value on the last day of the offering period.

The fair market value per share of Common Stock on any particular date under the 2005 Purchase Plans will be deemed to be equal to the closing selling price per share on such date on NASDAQ. On February 25, 2011 the fair market value per shares of Common Stock determined on such basis was $50.18.

Special Limitations

The 2005 Purchase Plans imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:

•

Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•

Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Company’s outstanding stock or the outstanding stock of any of the Company’s affiliates.

•	No participant may purchase more than 1,500 shares of Common Stock on any one purchase date.

The Compensation Committee has the discretionary authority to increase or decrease the per participant purchase limitation as of the start date of any new offering period under the 2005 Purchase Plans, with the new limit to be in effect for that offering period and each subsequent offering period until the Compensation Committee establishes new limitations.

Termination of Purchase Rights

A participant may withdraw from the 2005 Purchase Plans at any time prior to the last business day of the purchase interval, and his or her accumulated payroll deductions for that interval will, at the participant’s election, either be applied to the purchase of shares on the next scheduled six-month purchase date or be refunded.

A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights are assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

Should the Company be acquired by merger, sale of substantially all of its assets or sale of securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be not less than eighty-five percent of the lower of (i) the fair market value per share of Common Stock on the start date of the offering period in which the participant is enrolled at the time of such acquisition or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable by each participant on any one purchase date will be applicable to any purchase date attributable to such an acquisition.

Share Pro-Ration

Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the collective number of shares then available for issuance under the 2005 Purchase Plans, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

Amendment and Termination

The 2005 Purchase Plans will terminate upon the earliest to occur of (i) the last business day in July 2015, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership.

The Company’s board of directors may amend or suspend the Purchase Plan and /or International Plan at the end of any six-month purchase interval. However, the board may not, without stockholder approval, (i) increase the number of shares issuable under the 2005 Purchase Plans (except as permissible adjustments in the event of changes to the Company’s capitalization), (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the 2005 Purchase Plans. The Company currently intends to roll over any shares of Common Stock that remain available for issuance under the existing 2005 Purchase Plans when the plans expire and reserve those shares for issuance under the new employee stock purchase plans.

U.S. Federal Tax Consequences

The Purchase Plan for the Company’s U.S. employees is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or unless the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of

(i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the start date of that offering period over the purchase price which would have been paid for those shares had they been purchased on that start date, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

A participant who still owns the purchased shares at the time of death will recognize taxable income equal to the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the excess of the fair market value of the shares on the start date of the offering period in which those shares were acquired over the purchase price which would have been paid for those shares had they been purchased on that start date.

Foreign Taxation.

The income tax consequences to participants in the International Plan will vary by country. Generally, those participants will be subject to taxation at the time the shares are purchased.

Accounting Treatment

Pursuant to the accounting principles currently applicable to employee stock purchase plans such as the 2005 Purchase Plans, the fair value of each purchase right granted under the 2005 Purchase Plans will be charged as a direct compensation expense to the Company’s reported earnings over the offering period to which that purchase right pertains. The fair value of each such purchase right will be determined as of its grant date.

New Plan Benefits

Because benefits under the 2005 Purchase Plans will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the amendments to the 2005 Purchase Plans are approved by the stockholders. Non-employee directors are not eligible to participate in the 2005 Purchase Plans.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 4 is required for approval of the amendments to the 2005 Purchase Plans described above. If stockholders do not approve this proposal, then the current share limits under, and other terms and conditions of, the 2005 Purchase Plans will continue in effect.

Recommendation of the Board of Directors

The Board believes that it is in the Company’s best interests to continue to provide its employees with the opportunity to acquire an ownership interest in the Company through their participation in the 2005 Purchase Plans and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

The Board believes that Proposal No. 4 is in the Company’s best interests and the best interests of its stockholders and unanimously recommends a vote FOR the approval of the amendments to the 2005 Purchase Plans.

PROPOSAL NO. 5

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION OF SANDISK CORPORATION “SAY ON PAY”

The Company is asking stockholders to approve an advisory resolution on the Company’s compensation of its Named Executive Officers as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed the Company’s compensation of its Named Executive Officers to align each Named Executive Officer’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the Named Executive Officers, who are crucial to the Company’s long-term success. You are urged to read the “Compensation Discussion and Analysis,” which describes in more detail the Company’s executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of the Company’s Named Executive Officers.

The Company’s compensation programs reflect the Company’s continued commitment to pay-for-performance, with a substantial portion of each Named Executive Officer’s compensation being at-risk and subject to important performance measures aligned with long-term stockholder value. During 2010, a significant percentage of each Named Executive Officer’s total compensation (as reported in the summary compensation table) was at-risk, being comprised of performance-based cash bonus opportunities, performance-based restricted stock units, and at-the-money stock options, which become valuable to the executive only upon realized share appreciation. The Compensation Committee sets a significant portion of the compensation of the Named Executive Officers based on their ability to achieve annual operational objectives that advance the Company’s long-term business objectives and that are designed to create sustainable long-term stockholder value in a cost-effective manner. The Company’s performance-based compensation elements are guided by the Committee’s long-term objectives of maintaining market competitiveness and retention value. In addition, the Company continues to be committed to good compensation governance practices. The Compensation Committee believes that the compensation arrangements for Named Executive Officers are consistent with market practice and provide for compensation that is reasonable in light of the Company’s and each individual officer’s performance. Moreover, the Compensation Committee does not provide for egregious pay practices, such as excessive perquisites or tax “gross up” payments as elements of Named Executive Officers’ compensation. The detailed ways in which the Company links pay with Company and individual performance and structures the Named Executive Officer compensation arrangements consistent with good governance practices is described in the “Compensation Discussion and Analysis” section below.

The advisory resolution, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Company’s Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will consider the Company’s stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

The Board believes that Proposal No. 5 is in the Company’s best interests and the best interests of its stockholders and unanimously recommends a vote FOR the approval of the advisory resolution on Named Executive Officer compensation as disclosed in this Proxy Statement.

PROPOSAL NO. 6

ADVISORY VOTE ON FREQUENCY OF “SAY ON PAY” VOTE

Section 14A of the Exchange Act enables stockholders to indicate their opinion on the frequency with which the Company should seek a say-on-pay vote, such as Proposal No. 5 included in this Proxy Statement. By voting on this Proposal No. 6, stockholders may indicate whether they would prefer to vote on an advisory say-on-pay resolution on Named Executive Officer compensation once every one, two, or three years. The Board has determined that an advisory vote on Named Executive Officer compensation every year is the most appropriate alternative for the Company and, therefore, the Board recommends that you vote for the advisory resolution on executive compensation to occur every year.

In formulating its recommendation, the Board considered that an annual advisory vote on Named Executive Officer compensation will allow stockholders to provide the Company with direct input on the Company’s compensation philosophy, policies and practices during every proxy season. Additionally, while the Company’s Named Executive Officer compensation programs are designed to promote a long-term connection between pay and performance, the Board currently believes that an annual advisory vote on Named Executive Officer compensation is consistent with seeking input from, and engaging in discussions with, the stockholders on corporate governance matters. The Company understands that the stockholders may have different views as to what is the best approach for the Company, and the Company looks forward to hearing from its stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting. This vote is advisory and not binding on the Compensation Committee, the Board or the Company in any way, and the Board may in the future decide that it is in the best interests of its stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Company’s stockholders. Stockholders are able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the Company’s stockholders’ input

Recommendation of the Board of Directors

The Board unanimously recommends a vote for the option of once every year as the frequency with which stockholders are provided an advisory vote on Named Executive Officer compensation as disclosed in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the ownership of Common Stock as of February 25, 2011 by each Director, Named Executive Officer and all current Directors and executive officers of the Company as a group.

Unless otherwise indicated and subject to applicable community property laws, the persons named in the following table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after February 25, 2011, including, but not limited to, upon the exercise of a stock option.

The percentage of beneficial ownership in the tables below is based upon 237,676,177 shares of Common Stock outstanding on February 25, 2011. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within sixty days after February 25, 2011, including, but not limited to, upon the exercise of a stock option; however, such Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual.

	Amount and Nature of Beneficial Ownership
Name or Group of Beneficial Owners	Number of Shares	Percentage Owned (%)
James F. Brelsford (1)	53,033	*
Judy Bruner (2)	593,492	*
Yoram Cedar (3)	354,320	*
Kevin DeNuccio (4)	25,000	*
Irwin Federman (5)	118,590	*
Steven J. Gomo (6)	66,962	*
Dr. Eli Harari (7)	4,939,577	2.08
Eddy W. Hartenstein (8)	74,130	*
Dr. Chenming Hu (9)	35,702	*
Catherine P. Lego (10)	436,294	*
Michael E. Marks (11)	163,500	*
Sanjay Mehrotra (12)	907,227	*
Dr. James D. Meindl (13)	51,247	*
Sumit Sadana (14)	10,000	*
All current directors and executive officers as a group (13 persons) (15)	2,889,497	1.22

*	Less than 1% of the outstanding Common Stock.

(1)	Includes 53,033 shares subject to outstanding options granted to Mr. Brelsford, which were exercisable on February 25, 2011 or within 60 days after that date.

(2)

Comprised of 27,242 shares held in the name of a trust for the benefit of Ms. Bruner and her spouse. Also includes 566,250 shares subject to outstanding options granted to Ms. Bruner, which were exercisable on February 25, 2011 or within 60 days after that date.

(3)

Includes 5,741 shares held in the name of a trust for the benefit of Mr. Cedar and his spouse. Also includes 348,515 shares subject to outstanding options granted to Mr. Cedar, which were exercisable on February 25, 2011 or within 60 days after that date.

(4)

Includes 25,000 shares subject to immediately exercisable options granted to Mr. DeNuccio, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time. Excludes 15,109 restricted stock units that will not vest on February 25, 2011 or within 60 days of that date.

(5)

Includes 37,500 shares subject to immediately exercisable options granted to Mr. Federman, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time. Excludes 1,750 restricted stock units that will not vest on February 25, 2011 or within 60 days of that date.

(6)

Includes 50,000 shares subject to immediately exercisable options granted to Mr. Gomo, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time. Excludes 1,750 restricted stock units that will not vest on February 25, 2011 or within 60 days of that date.

(7)

Includes 1,499,262 shares held in the name of a trust for the benefit of Dr. Harari and his spouse, 562,342 shares held in the name of two grantor retained annuity trusts of which Dr. Harari is trustee, and 562,342 shares held in the name of two grantor retained annuity trusts of which Dr. Harari’s spouse is trustee. Also includes 1,656,560 shares subject to outstanding options granted to Dr. Harari, which were exercisable on February 25, 2011, or within 60 days after that date, 100,404 shares held in the name of a trust for the benefit of Dr. Harari’s children, 468,306 shares held in the name of two remainder trusts for the benefit of Dr. Harari’s children, and 69,225 shares held in the name of Dr. Harari’s son. Dr. Harari ceased to be a Director and the Company’s Chief Executive Officer as of December 31, 2010.

(8)

Includes 69,225 shares subject to immediately exercisable options granted to Mr. Hartenstein, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time. Excludes 1,750 restricted stock units that will not vest on February 25, 2011 or within 60 days of that date.

(9)

Includes 31,250 shares subject to immediately exercisable options granted to Dr. Hu, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time. Excludes 15,109 restricted stock units that will not vest on February 25, 2011 or within 60 days of that date.

(10)

Includes 297,826 shares held in the name of a trust of which Ms. Lego is the trustee. Also includes 135,500 shares subject to immediately exercisable options granted to Ms. Lego, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time. Excludes 1,750 restricted stock units that will not vest on February 25, 2011 or within 60 days of that date.

(11)

30,000 shares held by limited liability companies controlled by Mr. Marks. Also includes 127,250 shares subject to immediately exercisable options granted to Mr. Marks, but some of the shares subject to those options would, if exercised, be subject to a repurchase right of the Company that lapses over time. Excludes 1,750 restricted stock units that will not vest on February 25, 2011 or within 60 days of that date.

(12)

Includes 24,265 shares held in the name of a trust for the benefit of Mr. Mehrotra and his spouse. Also includes 866,000 shares subject to outstanding options granted to Mr. Mehrotra, which were exercisable on February 25, 2011 or within 60 days after that date, and 12,500 restricted stock units that will be vested as of February 25, 2011 or within 60 days after that date.

(13)

Comprised of 32,497 shares held as community property in the name of Dr. Meindl and his spouse and 18,750 shares subject to immediately exercisable options granted to Dr. Meindl, but some of the shares subject to those options are currently unvested and would, if purchased, be subject to a repurchase right of the Company that lapses over time. Excludes 1,750 restricted stock units that will not vest on February 25, 2011 or within 60 days of that date.

(14)	Includes 10,000 shares subject to outstanding options granted to Mr. Sadana, which were exercisable on February 25, 2011 or within 60 days after that date.

(15)

Includes shares subject to options exercisable as of February 25, 2011, or within 60 days after that date, and restricted stock units that will be vested as of February 25, 2011 or within 60 days after that date, including those identified in notes (1), (2), (3), (4), (5), (6), (8), (9), (10), (11), (12), (13) and (14).

The following table sets forth certain information about persons the Company knows, based solely on inspection of 13G filings made with the SEC, to be beneficial owners of five percent or more of the Common Stock as of February 25, 2011:

	Amount and Nature of Beneficial Ownership
Name or Group of Beneficial Owners	Number of Shares	Percentage Owned (%)
FMR LLC	15,610,544	6.6%
Edward C. Johnson III (1)
82 Devonshire Street
Boston, Massachusetts 02109

Morgan Stanley (2)	14,157,668	6.0%
1585 Broadway
New York, New York 10036

The Vanguard Group, Inc. (3)	12,077,789	5.1%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

BlackRock, Inc. (4)	20,183,501	8.5%
40 East 52nd Street
New York, New York 10022

(1)

Based on the Schedule 13G/A filed jointly by FMR LLC and Mr. Johnson on February 14, 2011 with the SEC. FMR LLC and Mr. Johnson disclosed in such Schedule 13G/A that Mr. Johnson and FMR LLC have the sole dispositive power with respect to 15,610,544 shares of Common Stock and FMR LLC has the sole power to vote or direct the vote of 135,826 shares of Common Stock.

(2)

Based on the Schedule 13G filed by Morgan Stanley on February 10, 2011 with the SEC. Morgan Stanley’s Schedule 13G disclosed that it has the sole voting power with respect to 13,923,473 shares of Common Stock, shared voting power with respect to 81,408 shares of Common Stock and sole dispositive power with respect to 14,157,668.

(3)

Based on the Schedule 13G filed by The Vanguard Group, Inc. on February 10, 2011 with the SEC. The Vanguard Group’s Schedule 13G disclosed that it has the sole voting power with respect to 295,184 shares of Common Stock, sole dispositive power with respect to 11,782,605 shares of Common Stock and shared dispositive power with respect to 295,184 shares of Common Stock.

(4)

Based on the Schedule 13G/A filed by BlackRock, Inc. on February 8, 2011 with the SEC. BlackRock’s Schedule 13G/A disclosed that it has the sole voting and dispositive power with respect to all the shares listed above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act, requires the Company’s Directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC. Officers, Directors and stockholders holding more than ten percent of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

The Company reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act and written representations from reporting persons that all reportable transactions were reported. Based solely on that review, the Company believes that during the fiscal year ended January 2, 2011, all required filings were timely made in accordance with the Exchange Act’s requirements.

Equity Compensation Information for Plans or Individual Arrangements with Employees and Non-Employees

The following table provides information as of January 2, 2011 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans. Other than as described in footnote (4) to the following table, there are no assumed plans under which any options to acquire such shares or other equity-based awards may be granted.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (2)	20,488,684	(3)(4)(5)	$31.62	9,068,436	(6)
Equity compensation plans not approved by stockholders	N/A		N/A	N/A

Total	20,488,684		$31.62	9,068,436

(1)	Weighted average exercise price of outstanding options; excludes restricted stock units.

(2)	Consists solely of the 2005 Plan, including options incorporated from the Predecessor Plans and the 2005 Purchase Plans.

(3)

Excludes purchase rights accruing under the 2005 Purchase Plans, which have a combined stockholder-approved reserve of 5,000,000 shares. Under the 2005 Purchase Plans, each eligible employee may purchase up to 1,500 shares of Common Stock at the end of each six-month offering period (the last U.S. business day on or preceding February 14th and August 14th each year) at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into that six-month offering period or (ii) the closing selling price per share on the purchase date.

(4)

Excludes 1,148,176 shares that are subject to options and other equity compensation awards that were originally granted by Matrix Semiconductor, Inc., or Matrix, and msystems Ltd., or msystems, prior to their acquisition by the Company, as set forth in this table:

Acquired Company	Award Category	Number of Securities Subject to Applicable Plan	Weighted Average Exercise Price	Weighted Average Estimated Remaining Life (yrs)
Matrix	Options	29,609	$5.51	3.32
msystems	Options	819,941	$41.99	5.30
msystems	Stock Settled Appreciation Rights	298,626	$43.74	5.33

(5)

Includes 14,828,538 shares subject to options and 1,243,626 shares subject to restricted stock units outstanding under the 2005 Plan. Also includes 4,416,520 shares subject to outstanding options under the Company’s predecessor plans. The weighted average estimated remaining life of the outstanding options is 3.85 years.

(6)

Consists of shares available for future issuance under the 2005 Plan and the 2005 Purchase Plans. As of January 2, 2011, 7,800,785 shares of Common Stock were available for issuance under the 2005 Plan and 1,267,651 shares of Common Stock were available for issuance under the combined share reserve for the 2005 Purchase Plans.

FORM 10-K

The Company filed its Annual Report on Form 10-K with the SEC on February 23, 2011. Stockholders may obtain a copy of the Annual Report on Form 10-K, without charge, by writing to Investor Relations at the Company’s principal executive offices located at 601 McCarthy Blvd., Milpitas, California 95035. The Annual Report on Form 10-K is also available at www.sandisk.com/IR under SEC Filings.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 2, 2011 included in the Company’s Annual Report on Form 10-K, which was filed with the SEC on February 23, 2011.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent registered accounting firm, Ernst & Young LLP, the matters required to be discussed by U.S. Auditing Standards, AU Section 380, as adopted by the Public Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011 filed with the SEC.

Audit Committee of the Board of Directors

Catherine P. Lego (Chair)

Irwin Federman

Steven J. Gomo

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company and its three other most highly compensated individuals who were serving as executive officers as of the last day of the fiscal year ending January 2, 2011 (referred to herein as “fiscal 2010”). These individuals are referred to as the “Named Executive Officers” in this Proxy Statement.

The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Executive Officers is a member of the Compensation Committee. As contemplated by the Charter of the Compensation Committee, the Company’s Chief Executive Officer recommends to the Compensation Committee for its approval the base salary, annual bonus and long-term equity compensation levels for the other Named Executive Officers. The Company’s other executive officers, including the other Named Executive Officers, do not have any role in determining or recommending the form or amount of compensation paid to Named Executive Officers other than providing such financial or other information as the Compensation Committee may request from time to time.

Executive Summary

Significant 2010 Business Results and Actions. In fiscal 2010 the Company achieved the following financial results, demonstrating that the Company is successfully executing its strategy:

•	Total revenue of $4.8 billion in 2010, up 35% compared to 2009 revenue;

•	Diluted earnings per share on a non-GAAP basis was $4.60 per share, 2.5 times the non-GAAP diluted earnings per share in fiscal 2009;

•	Non-GAAP net income of $1.1 billion, more than 2.5 times the non-GAAP net income in 2009; and

•	Cash flow from operations of $1.45 billion in 2010, nearly three times the cash flow from operations generated in 2009.

The Company uses non-GAAP measures to establish operational goals and to measure performance for executive compensation because the Company believes that non-GAAP measures allow management to better evaluate the core operating performance of the Company especially when comparing to the results of previous periods and to the Company’s business model objectives.

For reconciliation of non-GAAP to GAAP financial measures, see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Non-GAAP Financial Measures” of the Company’s Form 10-K filed February 23, 2011.

The Company underwent significant management changes in fiscal 2010. Dr. Harari retired as the Company’s Chief Executive Officer on December 31, 2010, at which time Mr. Mehrotra became the Company’s President and Chief Executive Officer. In December 2010, the Company appointed two new executive officers, James F. Brelsford, Chief Legal Officer and Senior Vice President of IP Licensing and Sumit Sadana, Senior Vice President and Chief Strategy Officer.

Continued Commitment to Pay-for-Performance. The Compensation Committee sets a significant portion of the compensation of the Named Executive Officers based on their ability to achieve annual operational objectives that advance the Company’s long-term business objectives and that are designed to create sustainable long-term stockholder value in a cost-effective manner. The Company’s performance-based compensation elements are guided by the Committee’s long term objectives of maintaining market competitiveness and retention value. In particular, the Committee takes into consideration the fact that, consistent with the Company’s compensation philosophy described in more detail below, equity awards increased each Named Executive Officer’s stake in the Company, thereby reinforcing the incentive to manage the Company’s business as owners and subjecting a significant portion of their total compensation to fluctuations in the market price of Common Stock.

Compensation actions taken by the Compensation Committee in fiscal 2010 and 2011 demonstrate the Company’s continued commitment to pay-for-performance, with a substantial portion of each Named Executive Officer’s compensation being at-risk and subject to important performance measures aligned with long-term stockholder value. The following compensation actions taken during fiscal 2010 and 2011 are designed to reward high performance through short- and long-term incentives:

•

During 2010, a significant portion of the compensation of each Named Executive Officer who is currently employed by the Company was at-risk, being comprised of performance-based cash bonus, the value of performance-based restricted stock units that vested in fiscal 2010, and at-the-money stock option awards, which become valuable to the executive only upon realized share appreciation.

•

The Compensation Committee determined that previously granted performance-based restricted stock units became vested in fiscal 2010 based on the Company’s achievement of significant cumulative cash flow from operations targets established for the four consecutive fiscal quarters ending June 30, 2010.

•

The Compensation Committee established key performance metrics for the fiscal 2010 annual cash incentive opportunity, which provided for payments upon attainment of a target level non-GAAP earnings per share (“EPS”) and the achievement of certain non-financial key strategic operational objectives.

Continued Commitment to Good Compensation Governance. The Company endeavors to maintain good governance standards with respect to its executive compensation practices. The Compensation Committee believes that the compensation arrangements for the Named Executive Officers are consistent with market practice, provide for compensation that is reasonable in light of the Company’s and each individual officer’s performance and do not contain features that would be considered problematic or egregious. The Company has instituted the following policies, which remain in effect in fiscal 2011, to ensure that its compensation policies are consistent with good governance standards:

•	In general, Named Executive Officers will not be entitled guaranteed, non-performance based bonuses or salary increases.

•

In general, Named Executive Officers will not be entitled to tax reimbursement (“tax gross-up”) payments in respect of perquisites or other compensation. In particular, during fiscal 2010 the Company amended its form of change in control agreement (discussed in more detail below) such that Named Executive Officers do not have any entitlement to tax “gross-up” payments in respect of excise taxes that may become payable as a result of Section 280G of the Internal Revenue Code.

•

To align the interests of the Company’s executive officers with the interests of the Company’s stockholders, the Company maintains stock ownership guidelines (set forth in the Company’s Corporate Governance Principles, which are available on the Company’ website) that require that each executive officer retain a minimum equity ownership interest in the Company.

•

Perquisites and other personal benefits do not constitute a significant portion of the compensation for the Named Executive Officers. The Company’s executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as other regular employees.

•

The Company does not currently offer, nor does the Company have plans to provide, defined benefit pension arrangements or nonqualified deferred compensation plans or arrangements to executives, including the Named Executive Officers.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of the Company’s stockholders. In structuring the Company’s current executive compensation programs, the Company is guided by the following basic philosophies:

•	Competition. The Company should provide competitive compensation opportunities so that the Company can attract, retain and motivate qualified executives.

•

Alignment with Stockholder Interests. A substantial portion of compensation should be contingent on the Company’s performance. As an executive officer’s level of responsibility increases, a greater portion of the officer’s total compensation should be dependent on the Company’s performance and stock price appreciation.

•	Pay for Performance. A substantial portion of compensation should be tied to Company and individual performance.

As described in more detail below, the material elements of the Company’s current executive compensation program for Named Executive Officers include a base salary, an annual cash incentive opportunity, a long-term share-based incentive opportunity, 401(k) retirement benefits and severance protection for certain terminations of the Named Executive Officers’ employment.

The Company believes that each element of its executive compensation program helps the Company to achieve one or more of its compensation objectives. The table below lists each material element of the Company’s executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Attract, retain and motivate qualified executives

Annual Cash Incentive Opportunity	• Hold executives accountable for performance • Align executives’ interests with those of stockholders • Attract, retain and motivate qualified executives

Long-Term Share-Based Incentives	• Align executives’ interests with those of stockholders • Hold executives accountable for performance • Attract, retain and motivate qualified executives

401(k) Retirement Benefits	• Attract, retain and motivate qualified executives

Severance and Other Benefits Upon Termination of Employment in Certain Circumstances	• Attract, retain and motivate qualified executives

As illustrated by the table above, base salaries, 401(k) retirement benefits and severance and other termination benefits are all primarily intended to attract, retain and motivate qualified executives. These are the elements of the Company’s current executive compensation program where the value of the benefit in any given year is generally not variable. The Company believes that in order to attract, retain and motivate top-caliber executives, it needs to provide executives with predictable benefit amounts that reward the executive’s continued service. Some of the elements, such as base salaries, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis. The Company believes that this mix of long-term and short-term elements allows the Company to achieve its dual goals of attracting and retaining executives (with the long-term benefits geared toward retention and the short-term awards focused on recruitment).

The Company’s annual cash incentive opportunity is primarily intended to hold Named Executive Officers accountable for performance, although the Company also believes it aligns Named Executive Officers’ interests with those of the Company’s stockholders and helps the Company attract, retain and motivate executives. The Company’s long-term equity incentives are primarily intended to align Named Executive Officers’ interests with those of the Company’s stockholders, although the Company also believes they help hold executives accountable for performance and help the Company attract, retain and motivate executives. These are the elements of the Company’s current executive compensation program that are designed to reward performance and the creation of stockholder value, and therefore the value of these benefits is dependent on performance. Each Named Executive Officer’s annual bonus opportunity is paid out on an annual basis and is designed to reward performance for that period. Long-term equity incentives are generally paid out or earned on a long-term basis and are designed to reward performance over one or more years.

The individual compensation elements are intended to create a total compensation package for each Named Executive Officer that the Company believes achieves its compensation objectives and provides competitive compensation opportunities.

The Compensation Committee evaluates executive compensation relative to compensation paid to similarly situated executives at companies determined to be peer companies of the Company. The Company and the Compensation Committee selected the following peer companies in fiscal 2010:

•    Adobe Systems Incorporated

•    Advanced Micro Devices, Inc.

•    Analog Devices, Inc.

•    Broadcom Corporation

•    CA, Inc.

•    Electronic Arts Inc.

•    Juniper Networks, Inc.

•    LSI Corporation

•    Marvell Technology Group Ltd.

• Maxim Integrated Products, Inc. • Micron Technology, Inc. • NetApp Inc. • NVIDIA Corporation • Seagate Technology LLC • Symantec Corporation • Xilinx, Inc. • Yahoo! Inc.

The Company and the Compensation Committee believes that these peer companies, which were selected from within and outside the Company’s industry, are comparable in size and growth pattern with the Company and compete with the Company for executive talent. Although the peer companies differ from the S&P Semiconductor Company Stock Index and the Philadelphia Semiconductor Index, which the Company has selected as the industry indices for purposes of the stock performance graph that appeared in the Company’s Annual Report on Form 10-K for fiscal 2010, the Company and the Compensation Committee believes these peer companies provide relevant comparative compensation data for the Company.

Consistent with the Company compensation philosophies described above, the Company’s goal is to provide each Named Executive Officer with a current executive compensation program that is competitive in light of the compensation paid to comparable executives at its peer companies. To that end, the Company generally targets base salaries and long-term incentives at approximately the 50th percentile within its peer companies. The Company generally targets total cash compensation at approximately the 60th percentile within its peer companies; however, the Company has the ability to, and does, exercise discretion to set compensation levels that are above or below these benchmarks. In determining the appropriate levels of compensation to be paid to Named Executive Officers, the Compensation Committee retains the discretion to consider amounts realized from prior compensation. However, amounts realized from prior compensation were not a material factor in determining fiscal 2010 compensation for the Named Executive Officers. Furthermore, amounts realized from prior compensation were not considered in setting future retirement benefits since with the exception of certain payments and benefits provided to Dr. Harari upon his retirement (discussed below under “Dr. Harari Retirement Agreement”), the only retirement benefit currently offered by the Company is the Named Executive Officers’ ability to participate in the Company’s 401(k) plan during their employment with the Company.

During fiscal 2010, Dr. Harari attended meetings of the Compensation Committee relating to Company-wide compensation issues and the compensation of the Named Executive Officers other than himself. Subsequent to his appointment as President and Chief Executive Officer on January 1, 2011, Mr. Mehrotra also attended meetings of the Compensation Committee relating to fiscal 2010 compensation of the Named Executive Officers. At meetings pertaining to officer pay, the Company’s Chief Executive Officer presents compensation recommendations for the Named Executive Officers other than himself and explains to the Compensation Committee the basis and rationale for his recommendations. The Compensation Committee understands that in determining his recommendations, the Company’s Chief Executive Officer considers the scope and responsibility of each officer’s position and the individual performance of each officer and reviews compensation of similarly situated officers in the Company’s peer companies, to the extent that there is a similarly situated officer. With respect to Dr. Harari’s and, in connection with his appointment as the Company’s President and Chief Executive Officer, Mr. Mehrotra’s compensation, the Company and its advisers collect chief executive officer compensation data from comparable companies, including those in the Company’s peer companies, based on size, location and industry. The Company presents the collected data to the Compensation Committee. The Compensation Committee reviews the data and deliberates to determine an appropriate level of compensation for the Chief Executive Officer based on the Company’s targeted compensation levels. Neither Dr. Harari nor Mr. Mehrotra has participated in the Compensation Committee deliberations that relate to their personal compensation and each has excused himself from that portion of the Compensation Committee meetings. Employees of the Company occasionally meet with a compensation consulting firm retained by the Company to discuss broader compensation issues and trends or to discuss officer pay. Neither Dr. Harari nor Mr. Mehrotra has met or consulted with the compensation consulting firm individually nor has either of them discussed his individual compensation with the consulting firm retained by the Company.

Current Executive Compensation Program Elements

Base Salaries

The Compensation Committee generally reviews the base salaries for each Named Executive Officer in the first quarter of each year. To assist with that review, management has in the past provided the Compensation Committee with a summary of the base salary levels in effect for comparable executives at the Company’s peer companies (based on their published prior fiscal year’s data). The Compensation Committee has typically considered such summary, as well as internal comparables, individual performance and the Company’s financial performance. The weighting of these factors by the Compensation Committee has been subjective, not formulaic. The Compensation Committee does not use a formula for determining base salaries and other forms of compensation and does not benchmark compensation at any specific levels relative to the peer companies. In fiscal 2009, the Company instituted a salary freeze generally applicable to all levels of the Company’s employees, and the Compensation Committee therefore believed that it was also appropriate to freeze the salaries of the Named Executive Officers.

Based on the subjective factors described above and because there were no salary adjustments in fiscal 2009, the Compensation Committee determined it was appropriate to set salaries for fiscal 2010 for the Named Executive Officers in the following amounts: Dr. Harari $925,000; Mr. Mehrotra $600,000; Ms. Bruner $510,000 and Mr. Cedar $430,000. Mr. Mehrotra’s salary for 2011 was determined in the third quarter of 2010 to be $800,000 in connection with his promotion to President and Chief Executive Officer. In October 2010, Mr. Cedar was promoted to the position of Executive Vice President and Chief Technology Officer. In connection with this appointment, the Compensation Committee approved an increase to Mr. Cedar’s base salary to $475,000.

Annual Cash Incentive Award

None of the Named Executive Officers has an employment agreement or other contractual right to cash incentive awards or bonuses for any given year. In recent years, the Company has granted cash incentive awards to the Named Executive Officers that were determined based on the achievement of specified performance goals.

In March 2010, the Compensation Committee approved a cash incentive plan for fiscal 2010 (the “2010 bonus program”) in which each of the Named Executive Officers is a participant. Awards granted to these executives under the 2010 bonus program are intended to qualify as “performance-based” for purposes of Section 162(m) with respect to Dr. Harari, Mr. Mehrotra and Mr. Cedar. The Named Executive Officers’ awards under the 2010 bonus program include a target incentive amount, expressed as a percentage of base salary, which was approved by the Compensation Committee based on its review of comparable bonus opportunities at the Company’s peer companies, internal comparability with percentage targets of other executives and the executive’s level of responsibility, experience and knowledge. The target incentive amounts generally increase as an executive’s responsibilities increase, reflecting the Company’s compensation philosophy that, as an executive officer’s level of responsibility increases, a greater portion of that officer’s total compensation should be dependent on the Company’s performance. The target bonus for fiscal 2010 set in March 2010 for Dr. Harari was 125% of base salary. Mr. Mehrotra’s target bonus was 100% of base salary, Ms. Bruner’s target bonus was 90% of base salary, and Mr. Cedar’s target bonus was 90% of base salary. These target bonuses were the same for each of these Named Executive Officers as in fiscal 2009, except that Mr. Cedar’s target bonus was increased from 75% to 90% of his base salary for fiscal 2010 as a result of the Compensation Committee’s subjective determination that a target bonus of 90% of base salary for Mr. Cedar was appropriate in light of Mr. Cedar’s contributions and its evaluation of the factors described above. Mr. Sadana’s and Mr. Brelsford’s target bonus percentages were not set by the Compensation Committee in fiscal 2010 because they were not Named Executive Officers at the time of the Compensation Committee’s deliberations in March 2010. Target bonus percentages for Mr. Sadana and Mr. Brelsford were set at 70% of base salary respectively, by Dr. Harari upon Mr. Sadana’s appointment as Senior Vice President and Chief Strategy Officer during fiscal 2010 and at the beginning of fiscal 2010 for Mr. Brelsford, based on evaluation of the same factors described above. The maximum bonus for each Named Executive Officer under the 2010 bonus program was 300% of his or her target bonus amount. Bonuses under the 2010 bonus program were determined based on the Company’s performance during fiscal 2010 relative to a target level of non-GAAP earnings per share and the achievement of certain non-financial key strategic objectives, with the Compensation Committee having discretion to vary the individual bonus amounts based on such Company and individual performance factors it deems appropriate, subject to the maximum bonus amount discussed above.

For fiscal 2010 the Compensation Committee established a bonus pool for the Company’s employees including the Named Executive Officers based on Company performance against non-GAAP EPS goals and the attainment of three strategic objectives relating to successful Company product development, sales and product launches. The Company achieved the fiscal 2010 EPS metric with non-GAAP EPS of $4.60 per share against the fiscal 2010 target of $2.75 per share but did not achieve the strategic objectives for fiscal 2010. Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Non-GAAP Financial Measures,” of the Company’s 2010 Form 10-K filed on February 23, 2011, includes a discussion of the non-GAAP financial measures used by the Company. The table within the non-GAAP financial measures discussion indicates how the Company’s non-GAAP net income (loss) was derived from the Company’s GAAP-basis net income (loss) and showed how the corresponding per-share amount was derived. The discussion following the table also includes a description of the adjustments shows in the table, including income tax adjustments.

After the completion of fiscal 2010, the Compensation Committee evaluated the performance of the Company and the individual performance of each Named Executive Officer during the year. The Committee recognized the Company’s financial achievements and approved bonus payouts for fiscal 2010 that averaged in excess of 200% of the target bonuses for the Named Executive Officers. Key consideration was given to the actions taken by the Named Executive Officers to improve the Company’s financial results and financial condition and the Company’s successes with respect to both measures in fiscal 2010. In light of the performance and significant contributions of the executive team, the Compensation Committee determined that each Named Executive Officer would receive a fiscal 2010 bonus significantly higher than his or her target bonus. Actual bonuses for fiscal 2010 were $1,500,000 for Mr. Mehrotra (250% of his target bonus); $950,000 for Ms. Bruner (207% of her target bonus); $730,000 for Mr. Cedar (170% of his target bonus); $375,000 for Mr. Sadana (215%

of his target bonus) and $525,000 for Mr. Brelsford (200% of his target bonus). Dr. Harari received a bonus of $2,312,500 (200% of his target bonus) pursuant to the terms of the Company’s retirement agreement with Dr. Harari described in further detail below. In determining the Named Executive Officers’ bonuses, the Compensation Committee considered the significant improvements in non-GAAP EPS as mentioned above as well as the Company’s overall financial performance during fiscal 2010, including the achievements described in the “Executive Summary” above. Bonuses to employees including the Named Executive Officers also included consideration of individual performance.

Long-Term Share-Based Incentive Awards

The Company’s policy is that the Named Executive Officers’ long-term compensation should be directly linked to the value provided to the Company’s stockholders. Therefore, 100% of the Named Executive Officers’ long-term compensation is currently awarded in the form of share-based instruments that are in or valued by reference to Common Stock. Share-based awards have been made in the form of stock options and restricted stock units, although the bulk of the awards have historically been stock options. The number of shares of Common Stock subject to each annual award is intended to create a meaningful opportunity for stock ownership in light of the Named Executive Officer’s current position with the Company, the economic value of comparable awards to comparable executives at the Company’s peer companies, the individual’s potential for increased responsibility and promotion over the award term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested equity awards held by the Named Executive Officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative equity award holdings of the Company’s Named Executive Officers. Furthermore, as with setting base salaries, weighting of the above factors is subjective, and the Compensation Committee does not use a formula to determine the number or value of share-based incentive awards granted to any individual officer.

The Compensation Committee typically grants long-term share-based awards in the first quarter of the fiscal year except for awards to new hires and awards related to the promotion of current employees. However, except as set forth below with respect to grants to new employees and promotions, there is no formal program, plan or policy in place at the Company or in the Compensation Committee’s charter with regards to the timing of long-term share-based incentive awards. The Compensation Committee has complete discretion as to when it awards long-term share-based incentives. There is no program, plan or policy related to the timing of grants to its executive officers in coordination with the release of material nonpublic information. Long-term share-based incentive awards granted to new hires or to promoted employees occur after the new hire has joined the Company or, in the case of a promoted employee, after the promotion has been approved. For a newly hired or promoted executive officer, the associated stock award is granted at the next meeting of the Compensation Committee. For a newly hired or promoted employee who is not an executive officer, the associated stock award is granted by the Company’s Special Option Committee which takes actions every Friday.

Stock Options. The Company makes a portion of its long-term incentive awards to Named Executive Officers in the form of stock options with an exercise price that is equal to the fair market value of Common Stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if the Company’s stockholders realize value on their shares. The stock options also function as a retention incentive for the Company’s executives as they vest over a four (4) year period following the grant date. In fiscal 2010, the Compensation Committee granted stock options to each of the Named Executive Officers. The material terms of these options are described below under “Grants of Plan-Based Awards in Fiscal 2010.”

Restricted Stock Units. The Company may make a portion of its long-term incentive grants to Named Executive Officers in the form of restricted stock units. A restricted stock unit represents a contractual right to receive one share of Common Stock if the applicable vesting requirements are satisfied. The Company has determined that it is advisable to grant restricted stock units in addition to stock options (and in lieu of larger stock option grants) in order to minimize stock expense to the Company and dilution. Restricted stock units granted prior to fiscal 2008 and in fiscal 2010 also function as a retention incentive as they vest over four (4) years following the grant date. The Company did not grant restricted stock units in fiscal 2009. In fiscal 2008, the Compensation Committee granted restricted stock units to each of the Named Executive Officers. The restricted stock units awarded in fiscal 2008 were not subject to time-based vesting. Instead, fifty percent of the restricted stock units granted in fiscal 2008 were to have become vested if the Company achieved cumulative cash flow from operations of at least $200 million during the period commencing July 1, 2008 and ending June 30, 2009. The Company did not achieve this level of cash flow from operations over that period, and therefore the first fifty percent of the restricted stock units granted in fiscal 2008 did not become vested and were forfeited. The remaining fifty percent of the restricted stock units granted in fiscal 2008 were to vest if the Company achieved cumulative cash flow from operations of at least $600 million during the period commencing July 1, 2009 and ending June 30, 2010. The Committee adopted the cash flow vesting targets because it believed that the achievement of these cash flow targets would significantly benefit stockholders of the Company. In August 2010, the Compensation Committee recognized that the cash flow vesting targets for the period commencing July 1, 2009 and ending June 30, 2010 had been attained, and as a result fifty percent of the restricted stock units granted in fiscal 2008 became vested. The restricted stock units granted in fiscal 2008 are intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. In fiscal 2010, the Compensation Committee also granted time vesting restricted stock units to each of the Named Executive Officers. The material terms of the restricted stock units granted in fiscal 2008 and in fiscal 2010 are described below under “Grants of Plan-Based Awards in Fiscal 2010.”

401(k) Retirement Benefits

The Company provides retirement benefits to the Named Executive Officers under the terms of its tax-qualified 401(k) plan. In fiscal 2010, the Company made a discretionary matching contribution on behalf of each participant equal to one-half of the first 6% of compensation contributed to the plan by the participant. The Named Executive Officers participate in the plan on substantially the same terms as the Company’s other participating employees. The Company does not maintain any deferred compensation, defined benefit or supplemental retirement plans for its Named Executive Officers.

Severance and Other Benefits Upon Termination of Employment or Change in Control

In order to achieve the Company’s compensation objective of attracting, retaining and motivating qualified executives, the Company believes that it needs to provide the Named Executive Officers with severance protections that are consistent with the severance protections offered by its peer companies. For Named Executive Officers other than Mr. Mehrotra, the Company’s philosophy is that a contractual right to severance pay should only exist upon certain terminations of employment in connection with a change in control of the Company. The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of Named Executive Officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. However, the Company generally does not believe that Named Executive Officers should be entitled to cash severance benefits merely because a change in control transaction occurs. In order to encourage the Named Executive Officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Company provides Named Executive Officers with severance benefits pursuant to a change in control benefits agreement if their employment is terminated by the Company without cause or by the executive for good reason within three (3) months before or eighteen (18) months following a change in control. The Company believes that a protected period of three (3) months before and eighteen (18) months following a change in control is in line with the severance protections provided to comparable executives at the Company’s peer companies. The Company also believes that these Named Executive Officers should receive their change in control severance benefits if their employment is constructively terminated in connection with a change in control. Given that none of the Named Executive Officers has an employment agreement that provides for a fixed position or duties, or for a fixed base salary or fixed annual bonus, absent some form of constructive termination severance trigger, potential acquirers could constructively terminate a Named Executive Officer’s employment and avoid paying severance. For example, other than with respect to Mr. Mehrotra, following a change in control, an acquirer could materially demote a Named Executive Officer, reduce significantly his or her salary and/or eliminate his or her annual bonus opportunity to force the Named Executive Officer to terminate his or her own employment and thereby avoid paying severance. Because the Company believes that constructive terminations in connection with a change in control are conceptually the same as actual terminations, and because the Company believes that acquirers would otherwise have an incentive to constructively terminate Named Executive Officers to avoid paying severance, the change in control agreements the Company has entered into with certain of its Named Executive Officers permit the Named Executive Officers to terminate their employment in connection with a change in control for certain “good reasons” that the Company believes result in the constructive termination of the Named Executive Officers’ employment.

The material terms of the Company’s severance agreements were amended during fiscal 2010 to reflect the Committee’s determination of appropriate practice in light of peer company data and the intent of the agreements. The amended and restated agreements: (i) eliminate the Company’s tax “gross-up” obligation in the event of any excise tax payable as a result of Internal Revenue Code Section 280G and replaces it with a “Best Results” methodology; (ii) reduce the term of the agreement from 10 years to 4 years; (iii) eliminate the partial single trigger provision in the event of a change in control; (iv) reduce the Company-paid medical insurance in the event of a change of control termination from 24 months to 18 months; (v) increase the protection period from one year following the change in control to three months prior to and eighteen months following a change in control; and (vi) increase the severance payment in the event of a change of control termination from one times annual base salary and target bonus to one and one-half times annual base salary and target bonus. In connection with his appointment as President and Chief Executive Officer, Mr. Mehrotra and the Company entered into a change in control severance agreement on substantially the same terms as the amended change in control agreements, except that Mr. Mehrotra’s severance payment is two times annual base salary and target bonus and Mr. Mehrotra’s entitlement to Company-paid medical insurance in the event of a change of control termination is 24 months.

As discussed above under “Annual Cash Incentive Award,” the Committee has established a target bonus percentage for each Named Executive Officer. Severance payments under the change of control agreements are based on these target bonus percentages as in effect for the calendar year in which the change of control occurs, regardless of actual performance and regardless of whether the Committee had the discretion to award a lower bonus or no bonus. The Company believes that the use of target bonuses for this purpose is appropriate to provide certainty to executives and to avoid disputes concerning the calculation of severance payments.

The change in control severance agreements with the Named Executive Officers provide certain other severance protections, such as (1) accelerated vesting of outstanding equity awards (with accelerated options to remain exercisable for twelve (12) months following termination, subject to the maximum term of the option); and (2) executive outplacement benefits for twelve (12) months following termination (including resume assistance, career evaluation and assessment, individual career counseling, access to one or more on-line employment databases, and administrative support). Similar to cash severance benefits, the Company believes these other severance benefits are consistent with the severance arrangements of the Company’s peer companies and provide the Named Executive Officers with financial and personal security during a period of time when they are likely to be unemployed.

In connection with his appointment as President and Chief Executive Officer, Mr. Mehrotra and the Company also entered into a severance agreement not related to a change in control of the Company, pursuant to which Mr. Mehrotra is entitled to severance benefits upon his termination without cause or voluntary resignation for good reason (as those terms are defined in the severance agreement) without regard to whether a change of control has occurred. The benefits payable to Mr. Mehrotra under his severance agreement are generally the same as provided for under his change of control agreement with the exception that the bonus component of the severance is comprised of Mr. Mehrotra’s pro-rata cash incentive bonus for the year in which his termination of employment occurs instead of a multiple of his target bonus, and only those equity awards which would have become vested over the twenty-four months following Mr. Mehrotra’s termination of employment become accelerated upon his termination of employment, instead of all of Mr. Mehrotra’s then outstanding equity awards as provided for under the change of control agreement. In the event that Mr. Mehrotra is eligible to receive severance benefits under both his severance agreement and his change of control agreement, he will be entitled only to the severance benefits provided under his change of control agreement.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the Named Executive Officers in connection with their termination of employment or a change in control.

Dr. Harari Retirement Agreement

Dr. Harari retired as the Company’s Chief Executive Officer and as a director, effective as of December 31, 2010. Dr. Harari will serve as a consultant to the Company for a two-year period beginning January 1, 2011. Under Dr. Harari’s consulting agreement, Dr. Harari will perform consulting services for the Company, including technical advice and such other services as may be mutually determined with Mr. Mehrotra for a fee of $50,000 per year plus reimbursement of reasonable expenses.

In connection with Dr. Harari’s retirement, the Board, upon recommendation of the Compensation Committee, entered into an agreement with Dr. Harari, providing for various payments in consideration of his services to the Company and for (i) his agreement to assign to the Company any intellectual property relating to the Company’s business that he creates during the two years following his resignation, (ii) his agreement to non-competition and non-solicitation covenants for two years following his resignation, and (iii) his agreement to serve as a consultant to the Company under the terms of the consulting agreement described above for two years following his resignation or until a change in control of the Company.

Under the agreement with Dr. Harari, as subsequently amended by the Committee in November 2010 provided Dr. Harari with a payment in the amount of $3,000,000 before taxes on December 31, 2010 in consideration of the foregoing, and provided that restricted stock units held by Dr. Harari that vest solely on the passage of time would accelerate and vest in full on December 31, 2010. Any unvested stock options held by Dr. Harari that vest solely on the passage of time will continue to vest on their current schedule over the term of his consulting agreement provided that he continues to provide service to the Company. Any performance–based awards that had not vested as of December 31, 2010 were to be cancelled. In addition, Dr. Harari remained eligible for his annual cash-incentive bonus for fiscal 2010, which was paid as described above. On December 31, 2012, or upon a change in control of the Company if earlier, all remaining unvested stock options will vest in full, and Dr. Harari will then have 90 days to exercise the vested equity awards. Further, the agreement provided that the Company provide Dr. Harari and his spouse with lifetime health benefits through a one-time lump sum payment to Dr. Harari of $476,000 net of taxes on December 31, 2010; the total cost to the Company was approximately $890,848.

Subsequent Committee Actions

In connection with its annual base salary review in February 2011, based on the factors discussed above under “Base Salaries,” the Compensation Committee determined to set the Named Executive Officers’ base salaries for fiscal 2011 as follows: Mr. Sadana, $385,000; Mr. Brelsford $393,750; Mr. Cedar $485,000 and Ms. Bruner $540,000. These base salary adjustments reflect increases from the most recent salaries for each of these Named Executive Officers of 10%, 5%, 2.1% and 5.9%, respectively. Because Mr. Mehrotra’s base salary was adjusted effective January 1, 2011 in connection with his appointment as the Company’s President and Chief Executive Officer, his base salary was not further adjusted by the Compensation Committee in February 2011.

In March 2011, the Compensation Committee established performance targets and a maximum individual bonus payout amount in connection with the Company’s fiscal 2011 annual cash incentive award program for the

Named Executive Officers which are intended to comply with Section 162(m) of the Internal Revenue Code. The performance targets under the fiscal 2011 annual cash incentive award program relate to non-GAAP EPS and certain strategic operational goals the attainment of which the Compensation Committee will evaluate following the end of fiscal 2011.

Stock Ownership Guidelines

Each Board member and executive officer (as defined in Section 16 of the Securities Exchange Act of 1934, as amended) is required to own Common Stock, with a minimum stock ownership requirement, if any, as determined by the Board from time to time. The Company’s current stock ownership guidelines are set forth in the Company’s Corporate Governance Principles, which are available on the Company’ website.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or share-based awards in the form of restricted stock or restricted stock units, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the four Non-Employee Directors named at the end of this report each of whom is independent as defined by the NASDAQ Global Select Market listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and the Company’s discussions, the Compensation Committee has recommended to the Company’s Board of Directors that this Compensation Discussion and Analysis section be included in this proxy statement.

Compensation Committee of the Board of Directors

Irwin Federman (Chair)

Dr. Chenming Hu

Michael E. Marks

Dr. James D. Meindl

SUMMARY COMPENSATION TABLE—FISCAL 2008-2010

The following table presents information regarding compensation of the Named Executive Officers for services rendered during fiscal 2010, 2009 and 2008.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (1) (d)		Stock Awards ($) (2)(3) (e)		Option Awards ($) (2) (f)		Non-Equity Incentive Plan Compensation ($) (1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (4) (i)		Total ($) (j)
Dr. Eli Harari,	2010	945,769	—		3,493,832	(6)	18,791,651	(6)	2,312,500	—	4,001,520	(7)	29,545,272
Former Chairman of the Board & Former Chief Executive Officer (5)	2009	848,000	1,696,000		—		1,520,075		—	—	15,024		4,079,099
	2008	848,000	—		371,821		1,899,660		—	—	20,124		3,139,605

Sanjay Mehrotra,	2010	597,115	—		752,809		1,264,944		1,500,000	—	14,212		4,129,080
President & Chief Executive Officer (5)	2009	561,000	1,000,000		—		575,772		—	—	5,212		2,141,984
	2008	553,154	—		320,425		1,137,660		—	—	4,933		2,016,172

Judy Bruner,	2010	505,385	—		376,419		632,472		950,000	—	8,988		2,473,264
Executive Vice President Administration & Chief Financial Officer	2009	486,000	750,000		—		407,839		—	—	5,545		1,649,384
	2008	480,462	—		197,225		805,843		—	—	2,483		1,486,013

Yoram Cedar,	2010	433,787	—		873,073		1,548,360		730,000	—	13,926		3,599,146
Executive Vice President and Chief Technology Officer	2009	404,693	625,000		—		359,858		—	—	6,919		1,396,470
	2008	401,728	—		197,225		568,830		—	—	17,232		1,185,015

James F. Brelsford	2010	367,885	25,000	(9)	112,920		189,742		525,000	—	11,299		1,231,837
Chief Legal Officer and Senior Vice President of IP Licensing

Sumit Sadana	2010	249,038	—		531,187		597,780		375,000	—	139,974	(8)	1,892,979
Senior Vice President and Chief Strategy Officer (10)

(1)

As described in the Compensation Discussion and Analysis section above, each of the Named Executive Officers received a bonus for fiscal 2010 in the amount reported in column (g) of the table above, which were paid in March 2011. Each of the Named Executive Officers received a bonus for fiscal 2009 in the amount reported in column (d) of the table above, which were paid in March 2010. No payouts were made with respect to fiscal 2008 cash incentive awards.

(2)

In accordance with recent changes in the SEC’s disclosure rules, the amounts reported in Columns (e) and (f) of the table above for fiscal 2010 reflect the fair value on the grant date of the restricted stock unit and option awards granted to the Named Executive Officers during fiscal 2010, the fair value of option awards granted during fiscal 2009 and the fair value of stock and option awards granted during fiscal 2008. These values have been determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 8—Compensation and Benefits to the Company’s Consolidated Financial Statements, included as part of the Company’s 2010 Annual Report on Form 10-K, filed with the SEC. Under general accounting principles, compensation expense with respect to stock awards and option awards granted to the Company’s employees and directors is generally recognized over the vesting periods applicable to the awards. The SEC’s disclosure rules previously required that the Company present stock award and option award information for fiscal 2008 based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards (which meant, in effect, that in any given year the Company could recognize for financial statement reporting purposes amounts with respect to grants made in that year as well as with respect to grants from past years that vested in or were still vesting during that year). However, the recent changes in the SEC’s disclosure rules require that the Company now present the stock award and option award amounts in the applicable columns of the table above with respect to fiscal 2008 on a similar basis as the fiscal 2010 and fiscal 2009 presentation using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). Since this requirement differs from the SEC’s past disclosure rules, the amounts reported in the table above for stock award and option awards in fiscal 2008 differ from the amounts previously reported in the Summary Compensation Table for that year. As a result, each Named Executive Officer’s total compensation amounts for fiscal 2008 also differ from the amounts previously reported in the Summary Compensation Table for that year.

(3)

The amounts reported in the “Stock Awards” column of the table above for fiscal 2008 include the grant date fair value of performance-based awards granted to the Named Executive Officers in fiscal 2008 based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. The following table presents the aggregate grant date fair value of these awards included in the “Stock Awards” column for fiscal 2008 and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

Name	2008 Performance Awards
	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)
Dr. Eli Harari	371,821	371,821
Sanjay Mehrotra	320,425	320,425
Judy Bruner	197,225	197,225
Yoram Cedar	197,225	197,225

(4)

Amounts shown in column (i) include matching contributions to the Company’s 401(k) Plan on behalf of certain Named Executive Officers and imputed income from term life insurance coverage, patent awards and 10-year service awards. Income from term life insurance, patent awards and 10-year service awards had been reported in prior years in column (c) as part of salary instead of in column (i).

(5)	Dr. Harari retired as Chief Executive Officer, effective December 31, 2010, and Mr. Mehrotra was appointed to the position of Chief Executive Officer, effective January 1, 2011.

(6)

As described in the Compensation Discussion and Analysis section above, in connection with Dr. Harari’s retirement, the Company (i) modified the vesting of his time-based stock options to provide that such awards will continue to vest on their current schedule over the term of his consulting agreement and that such awards will vest in full on December 31, 2012, or upon a change in control of the Company, if earlier, and (ii) accelerated the vesting of 53,334 unvested restricted stock units to December 31, 2010. This resulted in a non-cash compensation charge to the Company of $17,263,263 based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements.

(7)	As described in the Compensation Discussion and Analysis section above, in connection with Dr. Harari’s retirement, he received an aggregate cash payment in the amount of $3,890,848.

(8)	Reflects housing allowance in the amount of $64,974 and sign-on bonus of $75,000.

(9)	Reflects a one-time discretionary bonus upon completion of a strategic project.

(10)	Amounts shown are for less than a full year as Mr. Sadana joined in April 2010.

Dr. Harari served as the Chairman of the Board of Directors until December 31, 2010. As an employee-director, Dr. Harari did not receive additional compensation for his services as a director in fiscal 2010. Mr. Mehrotra served as a member of the Board of Directors beginning as of July 21, 2010. As an employee-director, Mr. Mehrotra did not receive additional compensation for his services as a director in fiscal 2010.

Compensation of Named Executive Officers

The Summary Compensation Table—Fiscal 2008—2010 above quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers in fiscal 2010, 2009 and 2008. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual cash incentive award in the form of either a bonus or a non-equity incentive plan compensation award and long-term equity incentives consisting of stock options and restricted stock units. The Named Executive Officers also earned or were paid the other benefits listed in column (i) of the Summary Compensation Table—Fiscal 2008—2010, as further described in footnote (4) to the table.

The Summary Compensation Table—Fiscal 2008—2010 should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer’s base salary and annual bonus is provided immediately following this paragraph. The table of Grants of Plan-Based Awards in Fiscal 2010, and the description of the material terms of the stock and stock options granted in fiscal 2010 that follows the table, provides information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2010. The tables of “Outstanding Equity Awards at Fiscal 2010 Year-End” and “Option Exercises and Stock Vested in Fiscal 2010” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to the Named Executive Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts

As indicated above, none of the Named Executive Officers is employed pursuant to an employment agreement. As a result, their base salary and bonus opportunities are not fixed by contract. Instead, generally in the first quarter of each fiscal year, the Compensation Committee establishes the base salary level for each of the Named Executive Officers. In making its determination, the Compensation Committee considers the factors discussed above under “Current Executive Compensation Program Elements—Base Salaries.” After the completion of fiscal 2010, the Compensation Committee evaluated the performance of the Company and the individual performance of each Named Executive Officer during the year, and made bonus payments in March 2011 to each of the Named Executive Officers with respect to fiscal 2010. The material terms of the bonuses paid with respect to fiscal 2010 are described above under “Current Executive Compensation Program Elements—Annual Cash Incentive Award.”

Consistent with the Company’s philosophy that a substantial portion of compensation should be contingent on the Company’s performance, equity and non-equity incentive compensation, including bonus amounts, for Named Executive Officers in fiscal 2010, the value of which, as described below under “Description of Plan-Based Awards,” is significantly dependent upon Company performance, comprised a large percentage of total compensation. The Company believes this allocation of base salary and incentive compensation in proportion to total compensation is appropriate to balance the Company’s dual goals of aligning the interests of executives and stockholders and providing predictable benefit amounts that reward an executive’s continued service.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

The following table presents information regarding the equity incentive awards granted to the Named Executive Officers during fiscal 2010 under the 2005 Plan. The material terms of each grant are described below under “Description of Plan-Based Awards.”

Name (a)	Grant Date (b)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards				All Stock Awards: Number of Shares of Stock or Units (#) (f)	All Option Awards: Number of Securities Underlying Options (#) (g)	Exercise or Base Price of Option Awards ($/Sh) (h)	Grant Date Fair Value of Stock and Option Awards ($) (i)
		Threshold ($)(1) (c)	Target ($) (d)	Maximum ($)(2) (e)
Dr. Eli Harari	2/24/2010					53,334			1,505,619
	2/24/2010						240,000	28.23	3,516,600
	3/16/2010	57,813	1,156,250	3,468,750
	8/11/2010								17,263,263	(3)

Sanjay Mehrotra	2/24/2010					26,667			752,809
	2/24/2010						120,000	28.23	1,264,944
	3/16/2010	30,000	600,000	1,800,000

Judy Bruner	2/24/2010					13,334			376,419
	2/24/2010						60,000	28.23	632,472
	3/16/2010	22,950	459,000	1,377,000

Yoram Cedar	2/24/2010					13,334			376,419
	2/24/2010						60,000	28.23	632,472
	10/7/2010					13,333			496,654
	10/7/2010						60,000	37.25	915,888
	3/16/2010	21,375	427,500	1,282,500

James F. Brelsford (4)	2/24/2010					4,000			112,980
	2/24/2010						18,000	28.23	189,742
	3/16/2010	13,125	262,500	N/A	(4)

Sumit Sadana (5)	4/30/2010					13,333			531,187
	4/9/2010						40,000	36.03	597,780
	4/5/2010	8,716	174,327	N/A	(5)

(1)	Reflects the potential threshold payment assuming the Company achieved only one of the three strategic goals and did not achieve the minimum financial goal.

(2)

Reflects maximum potential payments assuming the Company achieved the highest level of strategic and financial goals together with the achievement by the Named Executive Officer of the highest level of individual performance.

(3)

Dr. Harari’s outstanding option awards and restricted stock unit awards as of August 11, 2010 were modified pursuant to Dr. Harari’s retirement agreement. This resulted in a non-cash compensation charge to the Company of $17,263,263 based upon principles used to calculate the value of equity awards for purposes of the Company’s financial statements.

(4)	Mr. Brelsford’s 2010 annual bonus was not subject to a maximum limitation since Mr. Brelsford was not a Named Executive Officer at the time the 2010 annual bonus plan was adopted.

(5)

Mr. Sadana’s 2010 annual bonus was not subject to a maximum limitation since Mr. Sadana was not a Named Executive Officer at the time the 2010 annual bonus plan was adopted. Mr. Sadana’s threshold and target amounts were prorated based upon Mr. Sadana’s partial year compensation.

Description of Plan-Based Awards

All actual non-equity incentive plan payouts were made under the fiscal 2010 annual cash incentive plan and are disclosed in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

During fiscal 2010, each Named Executive Officer was awarded time-based restricted stock unit and stock option awards. Each of these awards was granted under, and is subject to the terms of, the 2005 Plan. The plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 2005 Plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2005 Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding share-based awards granted under the plan will generally become fully vested and, in the case of options, exercisable to the extent such outstanding awards are not substituted or assumed in connection with the transaction. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction. In addition, if there is a change in control of the Company, the Compensation Committee may terminate the performance period applicable to the cash incentive award and pro-rate (based on the number of days during the performance period prior to the transaction) the bonus and performance targets based on year-to-date performance.

Restricted Stock Units

Each restricted stock unit reported in column (c) of the table above and granted to the Named Executive Officers in fiscal 2010 represents a contractual right to receive one share of the Company’s Common Stock if the vesting requirements described below are satisfied. Restricted stock units are credited to a bookkeeping account established by the Company on behalf of each Named Executive Officer receiving such an award. The restricted stock units are subject to a four year vesting schedule, with 25% of the units vesting on each of the first four anniversaries of the date of grant. Outstanding restricted stock units, however, may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply, the unvested portion of the restricted stock unit will immediately terminate upon a termination of the Named Executive Officer’s employment.

Restricted stock units will generally be paid in an equivalent number of shares of the Company’s Common Stock as they become vested. Named Executive Officers are not entitled to voting rights with respect to the restricted stock units. Named Executive Officers are, however, entitled to the following dividend equivalent rights with respect to the restricted stock units. If the Company pays a cash dividend on its Common Stock and the dividend record date occurs after the grant date and before all of the restricted stock units have either been paid or terminated, then the Company will credit the Named Executive Officer’s bookkeeping account with an amount equal to (i) the per-share cash dividend paid by the Company on its Common Stock with respect to the dividend record date, multiplied by (ii) the total number of outstanding and unpaid restricted stock units (including any unvested restricted stock units) as of the dividend record date. These dividend equivalents will be subject to the same vesting, payment and other terms and conditions as the original restricted stock units to which they relate (except that the dividend equivalents may be paid in cash or such other form as the plan administrator may deem appropriate).

Stock Options

Each stock option reported in column (d) of the table above was granted with a per-share exercise price equal to the fair market value of a share of Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and the Company’s option grant practices, the fair market value is equal to the closing price of a share of Common Stock on NASDAQ on the applicable grant date.

Each stock option granted to the Named Executive Officers in fiscal 2010 is subject to a four year vesting schedule, with 25% of the option vesting on first anniversary of the date of grant, and the remaining 75% of the option vesting in twelve substantially equal installments on each successive three month anniversary thereafter. Once vested, each stock option will generally remain exercisable until its normal expiration date. Each of the stock options granted to the Named Executive Officers in fiscal 2010 has a term of seven years. Outstanding options, however, may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply, the unvested portion of the stock option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have three months to exercise the vested portion of the stock option following a termination of employment. This period is extended to twelve months if the termination is on account of the Named Executive Officer’s death or permanent disability. However, if a Named Executive Officer’s employment is terminated by the Company for “misconduct” (as determined under the plan), outstanding stock options (whether vested or unvested) will immediately terminate.

The stock options granted to the Named Executive Officers during fiscal 2010 do not include any dividend or dividend equivalent rights.

Amendment of Stock Options and Restricted Stock Units

As described in the Compensation Discussion and Analysis section above, in connection with Dr. Harari’s retirement, the Company (i) modified the vesting of his time-based stock options to provide that such awards will continue to vest on their current schedule over the term of his consulting agreement and that such awards will vest in full on December 31, 2012, or upon a change in control of the Company if earlier; and (ii) accelerated the vesting of 53,334 unvested restricted stock units to December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

The following table presents information regarding the outstanding share-based awards held by each Named Executive Officer as of January 2, 2011, including the vesting dates for the portions of these awards that had not vested as of that date. Additional information regarding these awards is presented in the footnotes below and in the table below under “Option Exercises and Stock Vested in Fiscal 2010.”

	Option Awards (1)						Stock Awards (2)
Name (a)	Option Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Stock Award Grant Date (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (k)

Dr. Eli Harari	6/27/2002	324,026	—		6.13	6/26/2012
	1/21/2003	538,720	—		8.87	1/20/2013
	1/16/2004	23,424	—		34.59	1/15/2014
	1/3/2005	195,863	—		24.18	1/2/2015
	5/27/2005	107,027	—		26.09	5/26/2012
	5/25/2006	150,000	—		58.84	5/24/2013
	3/20/2007	206,250	13,750	(4)	41.91	3/19/2014
	2/19/2008	103,125	46,875	(5)	25.18	2/18/2015
	3/5/2009	109,375	140,625	(6)	8.16	3/4/2016
	2/24/2010	—	240,000	(7)	28.23	2/23/2017

Totals		1,757,810	441,250					—		—	—	—

Sanjay Mehrotra	9/21/2001	84,748	—		5.41	9/20/2011	3/20/2007	12,500	(12)	623,250
	1/21/2003	46,876	—		8.87	1/20/2013	2/24/2010	26,667	(13)	1,329,617
	1/16/2004	116,250	—		34.59	1/15/2014
	8/12/2004	46,876	—		21.19	8/11/2014
	1/3/2005	206,250	—		24.18	1/2/2015
	2/16/2006	100,000	—		59.04	2/15/2013
	3/20/2007	117,187	7,813	(4)	41.91	3/19/2014
	2/19/2008	82,500	37,500	(5)	25.18	2/18/2015
	3/5/2009	52,500	67,500	(6)	8.16	3/4/2016
	2/24/2010	—	120,000	(7)	28.23	2/23/2017

Totals		853,187	232,813					39,167		1,952,867	—	—

Judy Bruner	6/21/2004	165,000	—		20.12	6/20/2014	2/24/2010	13,334	(13)	664,833
	1/3/2005	125,000	—		24.18	1/2/2015
	2/16/2006	80,000	—		59.04	2/15/2013
	3/20/2007	117,187	7,813	(4)	41.91	3/19/2014
	2/19/2008	58,437	26,563	(5)	25.18	2/18/2015
	3/5/2009	37,187	47,813	(6)	8.16	3/4/2016
	2/24/10	—	60,000	(7)	28.23	2/23/2017

Totals		582,811	142,189					13,334		664,833	—	—

Yoram Cedar	1/16/2004	75,001	—		34.59	1/15/2014	2/24/2010	13,334	(13)	664,833
	8/12/2004	4	—		21.19	8/11/2014	10/7/2010	13,333	(14)	664,783
	1/3/2005	4,135	—		24.18	1/2/2015
	9/23/2005	80,000	—		44.79	9/22/2012
	2/16/2006	20,000	—		59.04	2/15/2013
	3/20/2007	93,750	6,250	(4)	41.91	3/19/2014
	2/19/2008	41,250	18,750	(5)	25.18	2/18/2015
	3/5/2009	4,687	42,188	(6)	8.16	3/4/2016
	2/24/2010	—	60,000	(7)	28.23	2/23/2017
	10/7/2010	—	60,000	(8)	37.25	10/6/2017

Totals		318,827	187,188					26,667		845,970	—	—

James F. Brelsford	8/31/2007	40,625	9,375	(10)	56.06	8/30/2014	8/31/2007	4,166	(16)	207,717
	2/19/2008	—	2,513	(5)	25.18	2/28/2015	2/19/2008	660	(17)	32,908
	7/23/2008	—	6,563	(11)	14.57	7/22/2015	2/24/2010	4000	(13)	199,440
	3/5/2009	2,500	22,500	(6)	8.16	3/4/2016
	2/24/2010	—	18,000	(7)	28.23	2/23/2017

Totals		43,125	58,951					8,826		440,064	—	—

Sumit Sadana	4/9/2010		40,000	(9)	36.03	4/8/2017	4/30/2010	13,333	(15)	664,783

Totals		—	40,000					13,333		664,783	—	—

(1)

Each stock option grant reported in the table above with a grant date before May 27, 2005 was granted under, and is subject to, the Company’s 1995 Stock Option Plan. Each stock option grant reported in the table above with a grant date on or after May 27, 2005 was granted under, and is subject to, the 2005 Plan. The option expiration date shown in column (f) above is the normal expiration date, and the latest date that the options may be exercised. The options may terminate earlier in certain circumstances described below. For each Named Executive Officer, the unexercisable options shown in column (d) above are also unvested and will generally terminate if the Named Executive Officer’s employment terminates.

The exercisable options shown in column (c) above, and any unexercisable options shown in column (d) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates. Unless exercised, exercisable stock options will generally terminate within three months after the date of termination of employment. However, if a Named Executive Officer dies or becomes totally disabled while employed with the Company, or if their employment is terminated by the Company without cause or by the executive for good reason with twelve (12) months following a change in control, exercisable stock options will generally remain exercisable for twelve months following the Named Executive Officer’s death, disability or termination. In addition, the stock options (whether exercisable or not) will immediately terminate if a Named Executive Officer’s employment is terminated by the Company for “misconduct” (as determined under the plan). The options may become fully vested and may terminate earlier than the normal expiration date if there is a change in control of the Company.

(2)

The stock awards held by the Named Executive Officers are subject to accelerated vesting in connection with certain changes in control of the Company and upon certain terminations of employment in connection with a change in control of the Company, as described in more detail above under “Grants of Plan-Based Awards in Fiscal 2010” and below under “Potential Payments Upon Termination or Change in Control.” Except as otherwise indicated in those sections, unvested stock awards will generally be forfeited if a Named Executive Officer’s employment terminates.

(3)

The market or payout value of stock awards reported in columns (i) and (k) are computed by multiplying the number of shares or units of stock reported in columns (h) and (j), respectively, by $49.86, the closing market price of the Company’s Common Stock on December 31, 2010, the last trading day of fiscal 2010.

(4)	The unvested portions of these options were scheduled to vest on March 20, 2011.

(5)	The unvested portions of these options were scheduled to vest in four substantially equal installments on February 19, 2011 and each successive three month anniversary of February 19, 2011.

(6)

Of the unvested portions of these option awards, 25% of the options were scheduled to vest on March 5, 2011. The remaining 50% of the options are scheduled to vest in eight substantially equal installments on each successive three month anniversary of March 5, 2011.

(7)

Of the unvested portions of these option awards, 25% of the options were scheduled to vest on February 24, 2011. The remaining 75% of the options are scheduled to vest in twelve substantially equal installments on each successive three month anniversary of February 24, 2011.

(8)

Of the unvested portions of these option awards, 25% of the options are scheduled to vest on October 7, 2011. The remaining 75% of the options are scheduled to vest in twelve substantially equal installments on each successive three month anniversary of October 7, 2011.

(9)

Of the unvested portions of these option awards, 25% of the options were scheduled to vest on April 9, 2011. The remaining 75% of the options are scheduled to vest in twelve substantially equal installments on each successive three month anniversary of April 9, 2011.

(10)	The unvested portions of these options were scheduled to vest in three substantially equal installments on February 28, 2011, May 31, 2011 and August 31, 2011.

(11)	The unvested portions of these options were scheduled to vest in seven substantially equal installments on January 23, 2011 and each successive three month anniversary of January 23, 2011.

(12)	The unvested portion of this stock award was scheduled to vest on March 20, 2011.

(13)	The unvested portions of these stock awards were scheduled to vest in four substantially equal annual installments on February 24, 2011 and each successive annual anniversary of February 24, 2011.

(14)	The unvested portions of these stock awards were scheduled to vest in four substantially equal annual installments on October 7, 2011 and each successive annual anniversary of October 7, 2011.

(15)	The unvested portions of these stock awards were scheduled to vest in four substantially equal annual installments on April 30, 2011 and each successive annual anniversary of April 30, 2011.

(16)	The unvested portions of these stock awards are scheduled to vest on August 31, 2011.

(17)	The unvested portions of these stock awards were scheduled to vest in two substantially equal annual installments on February 19, 2011 and February 19, 2012.

OPTIONS EXERCISES AND STOCK VESTED IN FISCAL 2010

The following table presents information regarding the exercise of stock options by Named Executive Officers during fiscal 2010, and on the vesting during fiscal 2010 of stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards (2)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)

Dr. Eli Harari	644,750	12,196,383	90,904	3,906,623
Sanjay Mehrotra	160,000	6,152,130	42,083	1,401,750
Judy Bruner	155,000	3,536,707	19,168	640,876
Yoram Cedar	355,986	9,477,805	12,918	470,001
James F. Brelsford	28,964	762,356	6,997	251,241
Sumit Sadana	—	—	—	—

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of Common Stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of Common Stock on the date of exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of Common Stock on the vesting date.

(2)

Includes shares and values attributable to the vesting of performance-based restricted stock units in the following amounts: Dr. Harari 12,570 shares valued at $563,890; Mr. Mehrotra 10,833 shares valued at $485,968; Ms. Bruner 6,668 shares valued at $299,126; and Mr. Cedar 6,668 shares valued at $299,126.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to Named Executive Officers in connection with certain terminations of their employment with the Company and/or a change in control of the Company. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to these Named Executive Officers, the Company has assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2010 and that the price per share of Common Stock is equal to the closing price per share on December 31, 2010 the last trading day in fiscal 2010.

In addition to the change in control and termination benefits described below, outstanding share-based awards held by the Company’s Named Executive Officers may also be subject to accelerated vesting in connection with certain changes in control of the Company under the terms of the Company’s equity incentive plans as noted under “Grants of Plan-Based Awards in Fiscal 2010” and “Outstanding Equity Awards at Fiscal 2010 Year-End” above. The estimated value of accelerated vesting under the Company’s equity incentive plans is covered below under the description of these Named Executive Officers’ severance arrangements.

The Company has calculated the value of any option or stock award that may be accelerated in connection with a change in control of the Company to be the full value of such award (i.e., the full “spread” value for option awards and the full price per share of Common Stock for stock awards).

Change of Control Benefits Agreements with Named Executive Officers

The Company has entered into a change of control agreement with each Named Executive Officer. The agreements are substantially identical (except as noted below with respect to Mr. Mehrotra) and provide for certain benefits to be paid to the Named Executive Officer in connection with a change of control and/or termination of employment with the Company under the circumstances described below.

Change of Control Benefits. Upon a “Change of Control” (as defined in the change of control agreement) of the Company, for purposes of the Named Executive Officer’s vesting in then outstanding and unvested performance-based equity awards, the Named Executive Officer will be deemed to have met the performance goals as of the end of the specified performance measuring period if the Named Executive Officer remains an employee as of the end of such period. Any performance-based awards that do not vest solely by meeting the performance goals shall continue to vest in accordance with the terms of the applicable award agreement by assuming the performance goal is met.

Severance Benefits—Termination of Employment in Connection with Change in Control. In the event a Named Executive Officer’s employment is terminated by the Company (or a successor) without “Cause” (and not on account of the Named Executive Officer’s death or disability) or by the Named Executive Officer for “Good Reason” (as those terms are defined in the change of control agreement) within three (3) months before or eighteen (18) months following a Change of Control of the Company, the Named Executive Officer will be entitled to severance pay that includes: (i) a lump sum cash payment equal to one and one-half (1.5) times (two (2) times for Mr. Mehrotra) the sum of (A) the Named Executive Officer’s annual base salary as of the Change of Control or termination of employment, whichever is greater, plus (B) the Named Executive Officer’s target annual bonus for the calendar year of termination; (ii) for a period of eighteen (18) months (plus six (6) additional months for Mr. Mehrotra) following the termination date (or, if earlier, until the date the Named Executive Officer becomes eligible for coverage under the health plan of a future employer), premiums for continuation of the same or equivalent health insurance coverage for the Named Executive Officer and his or her eligible dependents (if applicable) as the Named Executive Officer was receiving immediately prior to the termination; (iii) accelerated vesting of the Named Executive Officer’s equity awards to the extent outstanding on the termination date and not otherwise vested, with accelerated options to remain exercisable for one (1) year following the termination (subject to the maximum term of the option and to any right that the Company may have to terminate options in connection with the Change of Control); and (iv) if requested, for a period of twelve (12) months following the termination, executive-level outplacement benefits (which shall include at least resume assistance, career evaluation and assessment, individual career counseling, access to one or more on-line employment databases (with research assistance provided), and administrative support). If following a Change of Control, an excise tax imposed by Section 4999 of the Code would apply to any payments or benefits received by a Named Executive Officer, then his or her benefits shall be either (a) paid in full or (b) delivered to a lesser extent such that no portion would be subject to the excise tax, whichever results in the greatest after-tax benefit to the Named Executive Officer.

The following table lists the Named Executive Officers and the estimated amounts they would have become entitled to under their change of control agreement had their employment with the Company terminated on January 2, 2011 under the circumstances described above.

Name (a)	Estimated Total Value of Cash Payment ($) (b)	Estimated Total Value of Insurance Coverage Continuation ($) (1) (c)	Estimated Total Value of Equity Acceleration ($) (d)	Estimated Value of Outplacement Benefits ($) (e)

Sanjay Mehrotra	3,600,000	44,335	11,342,430	75,000
Judy Bruner	1,453,500	32,171	4,674,124	75,000
Yoram Cedar	1,353,750	22,318	5,655,694	75,000
James F. Brelsford	956,250	22,318	2,044,830	75,000
Sumit Sadana	892,500	32,171	1,217,983	75,000

(1)	This cost includes estimated health insurance premiums

Severance Benefits—Termination of Employment Not in Connection with Change in Control. In connection with his appointment as President and Chief Executive Officer, Mr. Mehrotra and the Company entered into a severance agreement pursuant to which Mr. Mehrotra is entitled to severance benefits upon his termination without cause or voluntary resignation for good reason (as those terms are defined in the severance agreement) without regard to whether a change of control has occurred. The benefits payable to Mr. Mehrotra under his severance agreement are generally the same as provided for under his change of control agreement with the exception that the bonus component of the severance is comprised of Mr. Mehrotra’s pro-rata cash incentive bonus for the year in which his termination of employment occurs instead of a multiple of his target bonus, and only those equity awards which would have become vested over the twenty-four months following Mr. Mehrotra’s termination of employment become accelerated upon his termination of employment, instead of all of Mr. Mehrotra’s then outstanding equity awards as provided for under the change of control agreement. In the event that Mr. Mehrotra is eligible to receive severance benefits under both his severance agreement and his change of control agreement, he will be entitled only to the severance benefits provided under his change of control agreement. The estimate total cash values of Mr. Mehrotra’s cash payment, insurance coverage continuation, equity acceleration and outplacement assistance under his severance agreement assuming Mr. Mehrotra was terminated without cause or resigned for good reason (as defined in the severance agreement) on the last day of fiscal 2010 are $3,100,000, $44,335, $6,977,655 and $75,000, respectively.

Dr. Harari Retirement Agreement

Dr. Harari retired as the Company’s Chief Executive Officer and as a director, effective as of December 31, 2010. Dr. Harari will serve as a consultant to the Company for a two-year period beginning January 1, 2011. Under Dr. Harari’s consulting agreement, Dr. Harari will perform consulting services for the Company, including technical advice and such other services as may be mutually determined with Mr. Mehrotra for a fee of $50,000 per year plus reimbursement of reasonable expenses.

In connection with Dr. Harari’s retirement, the Board, upon recommendation of the Compensation Committee, entered into an agreement with Dr. Harari, providing for various payments in consideration of his services to the Company and for (i) his agreement to assign to the Company any intellectual property relating to the Company’s business that he creates during the two years following his resignation, (ii) his agreement to non-competition and non-solicitation covenants for two years following his resignation, and (iii) his agreement to serve as a consultant to the Company under the terms of the consulting agreement described above for two years following his resignation or until a change in control of the Company.

The agreement with Dr. Harari, as subsequently amended by the Committee in November 2010 provided Dr. Harari with a payment in the amount of $3,000,000 before taxes on December 31, 2010 in consideration of the foregoing, and provided that restricted stock units held by Dr. Harari that vest solely on the passage of time would accelerate and vest in full on December 31, 2010. Any unvested stock options held by Dr. Harari that vest solely on the passage of time will continue to vest on their current schedule over the term of his consulting agreement provided that he continues to provide service to the Company. Any performance–based awards that have not vested as of December 31, 2010 were to be cancelled. In addition, Dr. Harari remained eligible for his annual cash-incentive bonus for fiscal 2010, which was paid as described above. On December 31, 2012, or upon a change in control of the Company if earlier, all remaining unvested stock options will vest in full, and Dr. Harari will then have 90 days to exercise the vested equity awards. Further, the agreement provided that the Company provide Dr. Harari and his spouse with lifetime health benefits substantially through a one-time lump sum payment to Dr. Harari of $476,000 net of taxes on December  31, 2010; the total cost to the Company was approximately $890,848.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

The Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 5% of that company’s shares, if the amount involved does not exceed the greater of $200,000, or 2% of that company’s total annual revenue;

•	compensation to executive officers determined by the Compensation Committee;

•	compensation to directors determined by the Board;

•	transactions in which all security holders receive proportional benefits; and

•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

The Company has adopted a related person transaction policy and procedures. In accordance with the adopted policy and procedures, transactions involving related persons that are not included in one of the above categories are generally reviewed by the Company’s legal department. The legal department determines whether a related person could have a material interest in such a transaction, and any such transaction is forwarded to the Audit Committee for review. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) authorizes the Company to provide indemnification of the Company’s Directors and officers, and the Company’s Restated Bylaws (the “Bylaws”) require the Company to indemnify its Directors and officers, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, each of the Company’s current Directors and executive officers has entered into a separate indemnification agreement with the Company. Finally, the Certificate and Bylaws limit the liability of Directors to the Company or its stockholders to the fullest extent permitted by the DGCL.

The Company intends that all future transactions between the Company and its officers, Directors, principal stockholders and their affiliates be approved by the Audit Committee, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael E. Marks

Chairman of the Board and Director

April 25, 2011

ANNEX A

PROPOSED AMENDED 2005 INCENTIVE PLAN

SANDISK CORPORATION

AMENDED AND RESTATED 2005 INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2005 Incentive Plan is intended to promote the interests of SanDisk Corporation, a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service. The Amended and Restated 2005 Incentive Plan reflects amendments adopted in 2011.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity incentive programs:

•

the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

•

the Stock Issuance and Cash Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, be awarded cash bonus opportunities which are earned through the attainment of pre-established performance milestones, or be issued shares of Common Stock through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

•	the Automatic Grant Program under which eligible non-employee Board members will automatically receive grants at designated intervals over their period of continued Board service.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant Program and Stock Issuance and Cash Bonus Program with respect to Section 16 Insiders. Administration of the Discretionary Grant Program and Stock and Cash Bonus Issuance Program with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants, stock appreciation rights, stock issuances or other stock-based awards for members of the Compensation Committee must be authorized by a disinterested majority of the Board. Furthermore, the authority to grant options pursuant to the Discretionary Grant Program with respect to Employees other than Section 16 Insiders may, at the Board’s discretion, be vested in a Secondary Executive Committee to the extent permitted by Section 157(c) of the Delaware General Corporation Law.

B. Members of the Compensation Committee, any Secondary Board Committee and any Secondary Executive Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may at any time terminate the functions of any Secondary Board Committee or Secondary Executive Committee and reassume all powers and authority previously delegated to either or both of such committees.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant Program and Stock Issuance and Cash Bonus Program and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options, stock appreciation rights, stock issuances, other stock-based awards or cash bonus opportunities thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant Program and Stock Issuance and Cash Bonus Program under its jurisdiction or any stock option, stock appreciation right, stock issuance or other award thereunder. Notwithstanding the foregoing or anything to the contrary in this Plan, Option grants by any Secondary Executive Committee shall conform to the limitations established by the Board pursuant to Section 157(c) of the Delaware General Corporation Law.

D. Service as a Plan Administrator by the members of the Compensation Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee, any Secondary Board Committee or any Secondary Executive Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grant, stock appreciation right, stock issuance or other award under the Plan.

E. Administration of the Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under that program, except that the Compensation Committee shall have the express authority to establish from time to time the specific number of shares to be subject to the initial and annual grants made to the non-employee Board members under such program.

F. Awards to Employees who are “covered employees” under Section 162(m) of the Code of (i) options or stock appreciation rights, or (ii) shares or cash subject to the achievement of pre-established criteria as described in Section I.B.2 of Article Three of the Stock Issuance and Cash Bonus Program, shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless the Compensation Committee provides otherwise at the time such an award is granted.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Grant Program and Stock Issuance and Cash Bonus Program are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

Notwithstanding the foregoing, only Employees are eligible to receive awards intended to constitute performance-based compensation under Code Section 162(m).

B. The Plan Administrator shall have full authority to determine, (i) with respect to the grant of options or stock appreciation rights under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the time or times when the grant is to become exercisable, the vesting schedule (if any) applicable to the granted option or stock appreciation right, the maximum term for which such option or stock appreciation right is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option and (ii) with respect to stock issuances, other stock-based awards or cash bonus opportunities under the Stock Issuance and Cash Bonus Program, which eligible persons are to receive such issuances, awards or opportunities, the time or times when the issuances, awards or opportunities are to be made, the number of shares subject to each such issuance, award or opportunity, the vesting and issuance schedules applicable to the shares which are the subject of such issuance or award, the consideration for those shares and the performance criteria and other terms with respect to such cash bonus opportunities.

C. The Plan Administrator shall have the absolute discretion either to grant options or stock appreciation rights in accordance with the Discretionary Grant Program or to effect stock issuances, other stock-based awards and bonus opportunities in accordance with the Stock Issuance and Cash Bonus Program.

D. The individuals who shall be eligible to participate in the Automatic Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members on or after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive a grant under the Automatic Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic grants under the Automatic Grant Program while he or she continues to serve as a non-employee Board member.

V.	STOCK SUBJECT TO THE PLAN; ANNUAL CASH LIMITATION

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to thirty-four million seven hundred thousand (34,700,000) shares. The Plan shall serve as the successor to the two Predecessor Plans, and no further stock option grants shall be made under those Predecessor Plans on or after the Plan Effective Date. However, all options outstanding under the Predecessor Plans on the Plan Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those options with respect to their acquisition of shares of Common Stock thereunder. To the extent any options outstanding under the Predecessor Plans on the Plan Effective Date expire or terminate unexercised, the number of shares of Common Stock subject to those expired or terminated options at the time of expiration or termination shall be added to the share reserve under this Plan and shall accordingly be available for issuance hereunder, up to a maximum of an additional ten million (10,000,000) shares.

B. Notwithstanding the foregoing, the maximum number of shares of Common Stock which may be issued without cash consideration pursuant to the Stock Issuance and Cash Bonus Program shall not exceed twenty five percent (25%) of the total number of shares of Common Stock from time to time authorized for issuance under the Plan, including (without limitation): (i) any shares added to the Plan reserve by reason of the expiration or termination of outstanding options under the Predecessor Plans prior to exercise, (ii) any increases to the Plan reserve from time to time approved by the Corporation’s stockholders and (iii) any adjustments to the authorized share reserve effected in accordance with Section V.E. of this Article One.

C. No one person participating in the Plan may receive stock options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) for more than one million (1,000,000) shares of Common Stock in the aggregate per calendar year. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all performance-based awards under the Stock Issuance and Cash Bonus Program payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed five million dollars ($5,000,000).

D. Shares of Common Stock subject to outstanding options or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those options or awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those options or awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option.

If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance and Cash Bonus Program, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares issuable under the exercised stock option or stock appreciation right or the gross number of fully-vested shares issuable under the Stock Issuance and Cash Bonus Program, calculated in each instance prior to any such share withholding.

E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share under the Plan may increase by reason of the expiration or termination of unexercised options under the Predecessor Plans, (iii) the maximum number and/or class of securities which may be issued without cash consideration under the Stock Issuance and Cash Bonus Program, (iv) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year, (v) the maximum number and/or class of securities for which grants may subsequently be made under the Automatic Grant Program to new and continuing non-employee Board members, (vi) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option or stock appreciation right under the Plan and (vii) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the issue price (if any) payable per share. Such adjustments to the outstanding options, stock appreciation rights or other stock-based awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those options, stock appreciation rights or other stock-based awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

F. Outstanding awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

(ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i) Incentive Options: During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii) Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	STOCK APPRECIATION RIGHTS

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B. Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III shall be made in shares of Common Stock valued at Fair Market Value on the option surrender date.

3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than seven (7) years after the date of the option grant.

D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of seven (7) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date. In the event outstanding Stand-alone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control so as to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the base price per share in effect under each outstanding Stand-alone Right, provided the aggregate base price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Stand-alone Rights under the Discretionary Grant Program, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

3. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except if such assignment is in connection with the holder’s estate plan and is to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

4. The distribution with respect to an exercised Stand-alone Right shall be made in shares of Common Stock valued at Fair Market Value on the exercise date.

5. The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E. Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

F. Gross Counting. Upon the exercise of any Tandem or Stand-alone Right under this Section III, the share reserve under Section V of Article One shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise.

IV.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of a Change in Control, each outstanding option or stock appreciation right under the Discretionary Grant Program shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the effective date of that Change in Control, become exercisable as to all the shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised as to any or all of those shares as fully vested shares of Common Stock. However, an outstanding option or stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such option or stock appreciation right is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the option or stock appreciation right is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Immediately following the consummation of the Change in Control, all outstanding options or stock appreciation rights under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan (iii) the maximum number and/or class of securities by which the share reserve under this Plan may be increased by reason of the expiration or termination of unexercised options under the Predecessor Plans, (iv) the maximum number and/or class of securities which may be issued without cash consideration under the Stock Issuance and Cash Bonus Program and (v) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Change in Control, become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options or stock appreciation rights are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those options or stock appreciation rights do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options or stock appreciation rights under the Discretionary Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Hostile Take-Over.

H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

V.	PROHIBITION ON REPRICING PROGRAMS

The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Corporation or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

ARTICLE THREE

STOCK ISSUANCE AND CASH BONUS PROGRAM

I.	STOCK ISSUANCE AND CASH BONUS TERMS

Shares of Common Stock may be issued under the Stock Issuance and Cash Bonus Program, either as vested or unvested shares, through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance and Cash Bonus Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

The grant, vesting or payment of cash awards under the Stock Issuance and Cash Bonus Program may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the criteria set forth in Section I.B.2. of this Article Three.

The maximum number of shares of Common Stock which may be issued without cash consideration under the Stock Issuance and Cash Bonus Program (whether as direct stock issuances or pursuant to restricted stock units or other share-right awards) may not exceed twenty five percent (25%) of the total number of shares of Common Stock from time to time authorized for issuance under the Plan, including (without limitation): (i) any shares added to the Plan reserve by reason of the expiration or termination of outstanding options under the Predecessor Plans prior to exercise, (ii) any increases to the Plan reserve from time to time approved by the Corporation’s stockholders and (iii) any adjustments to the authorized share reserve effected in accordance with Section V.E. of Article One.

A. Issue Price.

1. The issue price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2. Shares of Common Stock may be issued under the Stock Issuance and Cash Bonus Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii) any other valid consideration under the Delaware General Corporation Law.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance and Cash Bonus Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance and Cash Bonus Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance and Cash Bonus Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock issuances, or restricted stock unit or share right awards or cash bonus awards so that the shares of Common Stock or cash subject to those issuances or awards shall vest (or vest and become issuable or payable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share; (3) net income or operating income before or after acquisition-related charges and charges for stock-based compensation (all before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) earnings before interest, taxes, depreciation, amortization, acquisition-related charges and charges for stock-based compensation; (6) sales or revenue targets; (7) return on assets, capital or investment; (8) cash flow; (9) market share; (10) cost reduction goals; (11) budget comparisons; (12) measures of customer satisfaction; (13) measures of inventory turns or inventory weeks of supply; (14) new product development or successful completion of research and development projects; (15) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to increase the Corporation’s revenue or profitability or enhance its customer base; and (16) any combination of, or a specified increase in, any of the foregoing. Any of the performance goals related to profitability may be based on either a GAAP or a non-GAAP measure, as determined by the Compensation Committee; provided that such non-GAAP measures comply with the requirements of Section 162(m) of the Code. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. To qualify awards as performance-based under Section 162(m), the applicable criterion (or criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Plan Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Plan Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance and Cash Bonus Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance and Cash Bonus Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II of this Article Three.

7. Outstanding share right awards, restricted stock units or cash bonus awards under the Stock Issuance and Cash Bonus Program shall automatically terminate, and no shares of Common Stock or cash shall actually be issued or paid in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to (i) issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied, and (ii) award cash bonus payments that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

However, no vesting or payment requirements tied to the attainment of performance goals may be waived with respect to awards or units which were intended, at the time those awards or units were granted, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II of this Article Three.

8. Before any performance-based award under the Stock Issuance and Cash Bonus Program is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Plan Administrator must certify in writing that the performance target(s) and any other material terms of the performance-based award were in fact timely satisfied.

9. The Plan Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under the Stock Issuance and Cash Bonus Program including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Plan Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance and Cash Bonus Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. Each outstanding restricted stock unit or share right award assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding restricted stock units or share right awards, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

C. If any such restricted stock unit or share right award is not assumed or otherwise continued in effect or replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same vesting schedule applicable to those shares, then such unit or award shall vest, and the shares of Common Stock subject to that unit or award shall be issued as fully-vested shares, immediately prior to the consummation of the Change in Control.

D. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances, one or more restricted stock unit or other share right awards or one or more cash bonus awards under the Stock Issuance and Cash Bonus Program so that the shares of Common Stock or cash subject to those issuances or awards shall automatically vest (or vest and become issuable or payable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction.

E. The Plan Administrator shall also have the discretionary authority to structure one or more unvested stock issuances, one or more restricted stock unit or other share right awards or one or more cash bonus awards under the Stock Issuance and Cash Bonus Program so that the shares of Common Stock or cash subject to those issuances or awards shall automatically vest (or vest and become issuable or payable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Hostile Take-Over.

F. The Plan Administrator’s authority under Paragraphs D and E of this Section II shall also extend to any stock issuances, restricted stock units, other share right awards or cash awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those issuances, units or awards pursuant to Paragraph D or E of this Section II may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FOUR

AUTOMATIC GRANT PROGRAM

I.	OPTION TERMS

A. Automatic Grants. The Automatic Grant Program under this Article Four shall supersede and replace the Corporation’s 1995 Non-Employee Director Stock Option Plan, and no further stock option grants shall be made under that plan on or after the Plan Effective Date. However, all options outstanding under that plan on the Plan Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those options with respect to their acquisition of shares of Common Stock thereunder.

Option grants shall be made pursuant to the Automatic Grant Program in effect under this Article Four as follows:

1. Initial Grant: Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase not more than one hundred fifty thousand (150,000) shares of Common Stock, provided that individual has not been in the employ of the Corporation or any Parent or Subsidiary during the immediately preceding twelve (12) months. The actual number of shares for which such initial option grant shall be made shall (subject to the 150,000-share limit) be determined by the Plan Administrator at the time of each such grant.

2. Annual Grants: On the date of each annual stockholders meeting, beginning with the 2005 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a Non-Statutory Option to purchase not more than forty thousand (40,000) shares of Common Stock, provided that such individual has served as a non-employee Board member for a period of at least six (6) months. There shall be no limit on the number of such annual share option grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service. The actual number of shares for which such annual option grants are made to each continuing non-employee Board member shall (subject to the 40,000-share limit) be determined by the Plan Administrator on or before the date of the annual stockholders meeting on which those grants are to be made.

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option shall have a maximum term of seven (7) years measured from the option grant date, subject to earlier termination following the Optionee’s cessation of Service.

D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase, upon the Optionee’s cessation of Service prior to vesting in those shares. The shares subject to each initial 150,000-share-or-less grant shall vest, and the Corporation’s repurchase right shall lapse, in four (4) successive equal annual installments upon the Optionee’s completion of each year of Service (whether as a non-employee Board member, Employee or consultant) over the four (4)-year period measured from the option grant date. The shares subject to each annual 40,000-share-or-less grant made to a non-employee Board member for his or her continued Board service shall vest, and the Corporation’s repurchase right shall lapse, in one installment upon the earlier of (i) the Optionee’s completion of the one (1)-year period of Service (whether as a non-employee Board member, Employee or consultant) measured from the grant date or (ii) the Optionee’s continuation in such Service capacity through the day immediately preceding the next annual stockholders meeting following such grant date.

E. Limited Transferability of Options. Each option under this Article Four may be assigned in whole or in part during the Optionee’s lifetime to one or more of his or her Family Members or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases Service:

(i) The Optionee (or, in the event of Optionee’s death while holding the option, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Service in which to exercise such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Service. However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

(iii) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason (other than cessation of Board service by reason of death or Permanent Disability), terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. Should a Change in Control occur prior to the Optionee’s cessation of Service, then the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B. Should a Hostile Take-Over occur prior to the Optionee’s cessation of Service, then the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term.

C. All outstanding repurchase rights under this under this Automatic Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Automatic Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

III.	REMAINING TERMS

The remaining terms of each grant shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

IV.	ALTERNATIVE AWARDS

The Compensation Committee shall have full power and authority to award, in lieu of one or more initial or annual automatic option grants under this Article Four, unvested shares of Common Stock or restricted stock units which in each instance have an aggregate Fair Market Value substantially equal to the fair value (as determined for financial reporting purposes in accordance with Financial Accounting Standard 123R or any successor standard) of the automatic option grant which such award replaces. Any such alternative award shall be made at the same time the automatic option grant which it replaces would have been made, and the vesting provisions (including vesting acceleration) applicable to such award shall be substantially the same as in effect for the automatic option grant so replaced.

ARTICLE FIVE

MISCELLANEOUS

I.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or the issuance or vesting of such shares under the Plan, or to make any other payment in respect of any award granted under the Plan, shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options, stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan (other than the option grants and other stock-based awards made under the Automatic Grant Program) and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance and Cash Bonus Program with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or stock appreciation right or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option or stock appreciation right is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

II.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on the Plan Effective Date.

B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans if this Plan is approved by the stockholders at the 2005 Annual Meeting. Such stockholder approval shall not affect the options outstanding under the Predecessor Plans at the time of the 2005 Annual Meeting, and those options shall continue in full force and effect in accordance with their terms. However, should any of those options expire or terminate unexercised, the shares of Common Stock subject to those options at the time of expiration or termination shall be added to the share reserve of this Plan, up to the maximum number of additional shares permissible hereunder.

C. The Plan shall terminate upon the earliest to occur of (i) March 15, 2015, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control. Should the Plan terminate on March 15, 2015, then all option grants, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.

D. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Plan Administrator’s authority to grant new awards under the Stock Issuance and Cash Bonus Program that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders approved the Stock Issuance and Cash Bonus Program.

IV.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange (or the Nasdaq National Market) on which the Common Stock is at the time primarily traded.

B. The Compensation Committee of the Board shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which grants or awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the grants or awards are made.

C. Options and stock appreciation rights may be granted under the Discretionary Grant Program and stock-based awards may be made under the Stock Issuance and Cash Bonus Program that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess grant or award made against such contingent increase, then any options, stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option, stock appreciation right or other stock-based award under the Plan and the issuance of any shares of Common Stock (i) upon the exercise or vesting of any granted option, stock appreciation right or other stock-based award or (ii) under the Stock Issuance and Cash Bonus Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Annual Meeting shall mean the annual meeting of the Corporation’s stockholders.

B. Automatic Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.

C. Board shall mean the Corporation’s Board of Directors.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii) a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets, or

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

H. Corporation shall mean SanDisk Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of SanDisk Corporation which has by appropriate action assumed the Plan.

I. Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

N. Hostile Take-Over shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

P. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual’s consent.

Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T. Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Automatic Grant Program.

U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V. Participant shall mean any person who is issued shares of Common Stock or restricted stock units or other stock-based awards or cash bonus awards under the Stock Issuance and Cash Bonus Program.

W. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

X. Plan shall mean the Corporation’s 2005 Stock Incentive Plan, as set forth in this document.

Y. Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board, or the Secondary Board Committee which is authorized to administer the Discretionary Grant Program and the Stock Issuance and Cash Award Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. As determined by the Board from time to time, the Plan Administrator with respect to options granted by any Secondary Executive Committee shall be the Compensation Committee, the Board, or the Secondary Board Committee.

Z. Plan Effective Date shall mean the May 27, 2005 date on which the Plan is approved by the stockholders at the 2005 Annual Meeting.

AA. Predecessor Plans shall mean (i) the Corporation’s 1995 Stock Option Plan and (ii) the Corporation’s 1995 Non-Employee Directors Stock Option Plan, as each such Plan is in effect immediately prior to the 2005 Annual Stockholders Meeting.

BB. Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance and Cash Bonus Programs with respect to eligible persons other than Section 16 Insiders.

CC. Secondary Executive Committee shall mean a committee of one or more officers of the Corporation appointed by the Board and authorized to grant options (subject to the limitations established by the Board and the requirements of Section 157(c) of the Delaware General Corporation Law) under the Discretionary Grant Program with respect to Employees other than Section 16 Insiders.

DD. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

EE. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

FF. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

GG. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance and Cash Bonus Program.

HH. Stock Issuance and Cash Bonus Program shall mean the stock issuance and cash bonus program in effect under Article Three of the Plan.

II. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

JJ. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

KK. Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an option or stock appreciation right or shares of Common Stock or a cash bonus under the Plan may become subject in connection with the grant or exercise of those options or stock appreciation rights the issuance or vesting of those shares or the payment of such cash bonus.

ANNEX B

PROPOSED AMENDED 2005 EMPLOYEE STOCK PURCHASE PLAN

AND 2005 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SANDISK CORPORATION

AMENDED AND RESTATED 2005 EMPLOYEE

STOCK PURCHASE PLAN

I.	PURPOSE OF THE PLAN

This 2005 Employee Stock Purchase Plan is intended to promote the interests of SanDisk Corporation, a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code. The Amended and Restated 2005 Employee Stock Purchase Plan reflects amendments adopted in 2011.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan and the International Plan shall be limited to 10,000,000 shares in the aggregate. Accordingly, shares of Common Stock issued under the International Plan shall reduce, on a one-for-one basis, the number of shares of Common Stock available for issuance under this Plan, and shares of Common Stock issued under this Plan shall reduce, on a one-for-one basis, the number of shares of Common Stock available for issuance under the International Plan.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spinoff or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable in the aggregate under the Plan and the International Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed six (6) months) as determined by the Plan Administrator prior to the start date of that offering period. The initial offering under the Plan shall commence on February 15, 2012, unless the Plan Administrator selects a later commencement date.

C. Unless the Plan Administrator determines otherwise, each offering period shall consist of a single six (6)-month Purchase Interval. Offering periods shall commence at semi-annual intervals on the fifteenth day or following business day of February and August each year over the term of the Plan. Purchase Intervals under the Plan shall run from the fifteenth day or following business day in February to the fourteenth day or previous business day in August each year and from the fifteenth day or following business day of August each year to the fourteenth day or previous business day of February in the following year. The first Purchase Interval in effect under the Plan shall begin on February 15, 2012 and end on August 14, 2012, unless the Plan Administrator designates different start and end dates for such Purchase Interval.

V.	ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time.

B. An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period. The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan.

C. The date an individual enters an offering period shall be designated as his or her Entry Date for purposes of that offering period.

VI.	PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%) of such Cash Earnings or such lower percentage as the Plan Administrator may establish for that offering period. The deduction rate so authorized shall continue in effect throughout the offering period and shall continue from offering period to offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval under the Plan, increase or decrease the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the maximum percentage established by the Plan Administrator for that offering period) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the

Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

A. Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in one or more installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be determined by the Plan Administrator at the start of each offering period and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 1,500 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant on the Purchase Date shall be refunded as soon as administratively practicable.

F. Suspension of Payroll Deductions. If a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:

(i) A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be refunded as soon as administratively practicable or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as administratively practicable.

(ii) The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

H. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

(ii) However, should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right, exercisable at any time prior to the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during an unpaid leave of absence. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with rights to reemployment with the Corporation by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began (whether or not a new offering period may have commenced), unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty five percent (85%), of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which the Participant is enrolled at the time such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. The actual percentage purchase price shall be equal to the percentage purchase price in effect under Article VII.(C) for the offering period in which the Participant is enrolled at the time of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance in the aggregate under the Plan and the International Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis among the Participants in the Plan and those participating in the International Plan, and the payroll deductions of each affected individual, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to that individual, shall be refunded.

K. ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased.

Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

L. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

M. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.	ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be refunded as soon as administratively practicable.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on March 24, 2005 but shall not become effective unless and until (i) the Plan shall have been approved by the stockholders of the Corporation at the 2005 Annual Meeting and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2015, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.	AMENDMENT OF THE PLAN

A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable in the aggregate under the Plan and the International Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI.	GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Schedule A

Corporations Participating in

Employee Stock Purchase Plan

SanDisk Corporation.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Cash Earnings shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus all bonuses, commissions, overtime payments, profit-sharing distributions or other incentive-type payments paid in cash to the Participant during such period of participation. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Cash Earnings).

C. Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G. Corporation shall mean SanDisk Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of SanDisk Corporation that shall by appropriate action adopt the Plan.

H. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a).

I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

J. International Plan shall mean the Corporation’s 2005 International Employee Stock Purchase Plan.

K. 1933 Act shall mean the Securities Act of 1933, as amended.

L. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

N. Participating Corporation shall mean the Corporation and such Corporate Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

O. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

P. Plan Administrator shall mean the Compensation Committee of the Board.

Q. Purchase Date shall mean the last business day of each Purchase Interval.

R. Purchase Interval shall mean each six (6)-month period coincident with a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

S. Stock Exchange shall mean either the New York Stock Exchange or the American Stock Exchange.

SANDISK CORPORATION

AMENDED AND RESTATED 2005 INTERNATIONAL

EMPLOYEE STOCK PURCHASE PLAN

I.	PURPOSE OF THE PLAN

This 2005 International Employee Stock Purchase Plan is intended to promote the interests of SanDisk Corporation, a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan. The Amended and Restated 2005 International Employee Stock Purchase Plan reflects amendments adopted in 2011.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of applicable laws and regulations. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan and the U.S. Plan shall be limited to 10,000,000 shares in the aggregate. Accordingly, shares of Common Stock issued under the U.S. Plan shall reduce, on a one-for-one basis, the number of shares of Common Stock available for issuance under this Plan, and shares of Common Stock issued under this Plan shall reduce, on a one-for-one basis, the number of shares of Common Stock available for issuance under the U.S. Plan

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spinoff or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities in the aggregate issuable under the Plan and the U.S. Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed six (6) months) as determined by the Plan Administrator prior to the start date of that offering period. The initial offering under the Plan shall commence on February 15, 2012, unless the Plan Administrator selects a later commencement date.

C. Unless the Plan Administrator determines otherwise, each offering period shall consist of a single six (6)-month Purchase Interval. Offering periods shall commence at semi-annual intervals on the fifteenth day or following business day of February and August each year over the term of the Plan. Purchase Intervals under the Plan shall run from the fifteenth day or following business day in February to the fourteenth day or previous business day in August each year and from the fifteenth day or following business day of August each year to the fourteenth day or previous business day of February in the following year. The first Purchase Interval in effect under the Plan shall begin on February 15, 2012 and end on August 14, 2012, unless the Plan Administrator designates different start and end dates for such Purchase Interval.

V.	ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time.

B. An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period. The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan.

C. The date an individual enters an offering period shall be designated as his or her Entry Date for purposes of that offering period.

VI.	PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%) of such Cash Earnings or such lower percentage as the Plan Administrator may establish for that offering period.

B. The deduction rate so authorized shall continue in effect throughout the offering period and shall continue from offering period to offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval under the Plan, increase or decrease the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the maximum percentage established by the Plan Administrator for that offering period) shall become effective on the start date of the first Purchase Interval following the filing of such form.

C. Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan initially in the currency in which the Participant is paid. No interest shall be paid on the balance from time to time outstanding in such account except to the extent required by the laws of any applicable jurisdiction with respect to a Participant in such jurisdiction. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes except to the extent such commingling is prohibited by the laws of any applicable jurisdiction.

D. The payroll deductions credited to each Participant’s book account during each Purchase Interval shall be converted into U.S. Dollars on the Purchase Date for that Purchase Interval on the basis of the exchange rate in effect on such date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Purchase Date by any reasonable method (including, without limitation, the exchange rate actually used by the Corporation for its intra-company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

E. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

F. Payroll deductions shall be the sole means of payment of the purchase price of the shares of Common stock to be acquired under the Plan, except in jurisdictions where payroll deductions are not permitted, in which case the Plan Administrator may authorize alternate payment methods.

G. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

A. Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in one or more installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be determined by the Plan Administrator at the start of each offering period and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions (as converted into U.S. Dollars) during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 1,500 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitation to be in effect for the number of shares purchasable per Participant on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant on the Purchase Date shall be refunded (in the currency in which the Participant is paid) as soon as administratively practicable.

F. Suspension of Payroll Deductions. If a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:

(i) A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be refunded (in the currency in which the Participant is paid) as soon as administratively practicable or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as administratively practicable.

(ii) The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

H. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be refunded (in the currency in which the Participant is paid) as soon as administratively practicable. The Plan Administrator shall determine whether and when a Participant shall be deemed to have ceased Eligible Employee status.

(i) However, should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right, exercisable at any time prior to the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during an unpaid leave of absence. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with rights to reemployment with the Corporation by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began (whether or not a new offering period may have commenced), unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

I. Transfer of Employment. In the event that a Participant is transferred and becomes an employee of the Corporation (or any Corporate Affiliate which is a participating corporation under the U.S. Plan) during an offering period under the Plan, such individual shall continue to remain a Participant in the Plan, and payroll deductions shall continue to be collected until the next purchase date as if the Participant had remained an Eligible Employee.

In the event that an individual who is a participant in the U.S. Plan is transferred and becomes an Eligible Employee under the Plan during an offering period in effect under the U.S. Plan, such individual shall automatically become a Participant under the Plan for the duration of the offering period in effect at that time under the Plan and the balance in such individual’s book account maintained under the U.S. Plan shall be transferred as a balance to a book account opened for such individual under the Plan. Such balance, together with all other payroll deductions collected from such individual by the Participating Corporation for the remainder of the offering period under the Plan (as converted into U.S. Dollars), shall be applied to the purchase of shares of Common Stock under the Plan.

J. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty five percent (85%), of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which the Participant is enrolled at the time such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. The actual percentage purchase price shall be equal to the percentage purchase price in effect under Article VII.(C) for the offering period in which the Participant is enrolled at the time of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

K. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan and the U.S. Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis among the Participants in the Plan and those participating in the U.S. Plan, and the payroll deductions of each affected individual, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to that individual, shall be refunded (in the currency in which the Participant is paid).

L. ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased.

Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

M. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

N. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.	ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be refunded as soon as administratively practicable.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	TAX OBLIGATIONS

The Plan Administrator shall implement such procedures as it deems appropriate to satisfy any income tax, employment tax or other withholding obligations arising in connection with the grant of purchase rights under the Plan, the purchase of shares hereunder and/or disposition of any acquired shares. No shares of Common Stock shall be issued until such withholding obligations have been satisfied.

X.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on March 24, 2005 but shall not become effective unless and until (i) the Plan shall have been approved by the stockholders of the Corporation at the 2005 Annual Meeting and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2015, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

XI.	AMENDMENT OF THE PLAN

A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable in the aggregate under the Plan and the U.S. Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XII.	GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

Schedule A

Corporations Participating in

International Employee Stock Purchase Plan

SanDisk Scotland, Limited
SanDisk International Limited
SanDisk B.V.
SanDisk GmbH
SanDisk France SAS
SanDisk UK, Limited
SanDisk Sweden AB
SanDisk Italy S.r.l.
SanDisk Spain, S.L.U.
SanDisk Brasil Participacoes Ltda.
SanDisk (Branch) Dubai
SanDisk, Limited (Japan)
SanDisk Taiwan Limited
SanDisk Hong Kong Limited
SanDisk Hong Kong Limited, Australia Branch Office
SanDisk Korea Limited
SanDisk India Device Design Centre Private Limited
SanDisk Hong Kong Limited, Singapore Representative Office
SanDisk IL Ltd.
SanDisk Israel (Tefen) Ltd.
SanDisk Information Technology (Shanghai) Co., Ltd.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Cash Earnings shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus all bonuses, commissions, overtime payments, profit-sharing distributions or other incentive-type payments paid in cash to the Participant during such period of participation. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Cash Earnings), moving or relocation allowances, equalization payments, severance payments, fringe benefits or any payments with respect to which salary reductions are not permitted by local law. The Plan Administrator shall have the authority to determine and approve the forms of earnings to be included in Cash Earnings for each Participating Corporation.

C. Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424) or any other entity in which the Corporation owns, directly or indirectly, stock or a capital or profit interest and with respect to which the Corporation possesses the power to direct or cause the direction of management and policies, whether now existing or subsequently established.

G. Corporation shall mean SanDisk Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of SanDisk Corporation that shall by appropriate action adopt the Plan.

H. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a).

Notwithstanding the foregoing, the Plan Administrator may include other individuals as Eligible Employees or exclude certain individuals from being considered Eligible Employees as it deems appropriate based on the laws of the applicable jurisdiction, any collective bargaining agreements or otherwise.

I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

J. 1933 Act shall mean the Securities Act of 1933, as amended.

K. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

L. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

M. Participating Corporation shall mean such Corporate Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

N. Plan shall mean the Corporation’s International Employee Stock Purchase Plan, as set forth in this document.

O. Plan Administrator shall mean the Compensation Committee of the Board.

P. Purchase Date shall mean the last business day of each Purchase Interval.

Q. Purchase Interval shall mean each six (6)-month period coincident with a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

R. Stock Exchange shall mean either the New York Stock Exchange or the American Stock Exchange.

S. U.S. Plan shall mean the Corporation’s 2005 Employee Stock Purchase Plan.

SANDISK CORPORATION 601 MCCARTHY BLVD. MILPITAS, CA 95035

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by SanDisk Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M35308-P06895 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SANDISK CORPORATION For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR

ALL of the following nominees:

1. Election of Directors

Nominees:

01) Michael Marks 05) Eddy W. Hartenstein

02) Kevin DeNuccio 06) Dr. Chenming Hu

03) Irwin Federman 07) Catherine P. Lego

04) Steven J. Gomo 08) Sanjay Mehrotra

The Board of Directors recommends you vote FOR each of the following proposals: For Against Abstain

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012.

3. To approve amendments to the SanDisk Corporation 2005 Incentive Plan.

4. To approve amendments to the SanDisk Corporation 2005 Employee Stock Purchase Plans.

5. To approve an advisory resolution on Named Executive Officer compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain

6. To conduct an advisory vote on the frequency of future advisory votes on Named Executive Officer compensation.

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

M35309-P06895

SANDISK CORPORATION 601 McCarthy Blvd.

Milpitas, CA 95035

Proxy - SanDisk Corporation

THIS PROXY IS SOLICITED ON BEHALF OF SANDISK CORPORATION’S BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2011.

Sanjay Mehrotra and Judy Bruner, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution and resubstitution) to represent and to vote all shares of Common Stock of SanDisk Corporation (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on June 7, 2011 at 8:00 a.m., local time, and at any adjournments or postponements thereof, as follows:

The Board of Directors recommends a vote FOR ALL of the nominees listed on the Proxy Card for proposal 1, FOR proposals 2, 3, 4 and 5, and 1 YEAR for proposal 6. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR ALL of the nominees listed on the Proxy Card for proposal 1, FOR proposals 2, 3, 4 and 5, 1 YEAR for proposal 6, and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. This proxy may be revoked at any time before it is voted.

Continued and to be signed on reverse side